Filed Pursuant to Rule 424(b)(3)
Registration No. 333-273584

PROSPECTUS SUPPLEMENT
(To Prospectus dated September 6, 2023)

Up to $75,000,000

OPAL FUELS INC.

Class A Common Stock

We have entered into an At Market Issuance Sales Agreement, dated November 17, 2023, (the “Sales Agreement”), with B. Riley Securities, Inc. (“B. Riley Securities”), Cantor Fitzgerald & Co. (“Cantor”) and Stifel, Nicolaus & Company, Incorporated (“Stifel”) relating to shares of our Class A common stock, $0.0001 par value per share (“Class A common stock”), offered by this prospectus supplement and the accompanying prospectus. We refer to each of B. Riley Securities, Cantor and Stifel as a “sales agent” and collectively as the “sales agents.” In accordance with the terms of the Sales Agreement, we may offer and sell shares of our Class A common stock under this prospectus supplement having an aggregate offering price of up to $75,000,000, from time to time through or to any sales agent, as sales agent or principal.

Our Class A common stock is listed on The Nasdaq Capital Market under the symbol “OPAL.” On November 16, 2023, the last reported sale price of our Class A common stock was $6.19 per share.

Sales of shares of our Class A common stock under this prospectus supplement, if any, may be made by any method deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended (the “Securities Act”). The sales agents are not required to sell any specific number of shares of our common stock. The sales agents have agreed to use their commercially reasonable efforts consistent with their normal trading and sales practices, on mutually agreed terms between the sales agents and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

The sales agents will be entitled to compensation under the terms of the Sales Agreement at a commission rate equal to up to 3.0% of the gross proceeds of the sales price of Class A common stock that they sell as sales agents. The net proceeds from any sales under this prospectus supplement will be used as described under “Use of Proceeds.” The proceeds we receive from sales of our Class A common stock, if any, will depend on the number of shares actually sold and the offering price of such shares.

In connection with the sale of our shares of Class A common stock on our behalf, each sales agent will be deemed to be an “underwriter” within the meaning of the Securities Act, and its compensation as sales agent will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to each sales agent with respect to certain liabilities, including liabilities under the Securities Act. See the section titled “Plan of Distribution” beginning on page S-12 of this prospectus supplement.

We are an “emerging growth company” as defined under the federal securities laws and, as such, we have elected to comply with certain reduced reporting requirements for this prospectus supplement and may elect to do so in future filings.

Following the completion of this offering, we will remain a “controlled company” under the corporate governance rules for Nasdaq listed companies and will be exempt from certain corporate governance requirements of such rules.

Investing in our Class A common stock involves a high degree of risk. See “Risk Factors” beginning on page S-4 of this prospectus supplement, as well as the documents incorporated by reference in this prospectus supplement, for a discussion of the factors you should carefully consider before deciding to purchase our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

B. Riley Securities	Cantor	Stifel

The date of this prospectus supplement is November 17, 2023.

TABLE OF CONTENTS

Prospectus Supplement

Preliminary Prospectus

We have not, and no sales agent has, authorized anyone to provide any information or to make any representations other than that contained in this prospectus supplement or the accompanying prospectus prepared by or on behalf of us or to which we may have referred you. We and the sales agents take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. No one has been authorized to provide you with information that is different from that contained in this prospectus supplement or the accompanying prospectus. This prospectus supplement is dated as of the date set forth on the cover hereof. You should not assume that the information contained in this prospectus supplement is accurate as of any date other than that date.

S-i

SELECTED DEFINITIONS

When used in this prospectus supplement, unless the context otherwise requires:

“Business Combination” refers to the transaction contemplated by the Business Combination Agreement dated as of December 2, 2021 (as the same has been or may be amended, modified, supplemented or waived from time to time), by and among Arclight Clean Transition Corp. II, an exempted company incorporated in the Cayman Islands with limited liability, Opco and OPAL Holdco.

“Class A common stock” refers to the shares of Class A common stock, par value $0.0001 per share, of OPAL.

“Class B common stock” refers to the shares of Class B common stock, par value $0.0001 per share, of OPAL.

“Class C common stock” refers to the shares of Class C common stock, par value $0.0001 per share, of OPAL.

“Class D common stock” refers to the shares of Class D common stock, par value $0.0001 per share, of OPAL.

“Company”, “we”, “our”, “us” or similar terms refers to OPAL Fuels Inc. individually or on a consolidated basis, as the context may require.

“Fortistar” refers to Fortistar LLC, a Delaware limited liability company.

“Fueling Stations” refers to facilities where (i) natural gas is dispensed into fuel tanks of vehicles for use as transportation fuel, and (ii) transactional data from the dispensing of the fuel is recorded so that Environmental Attributes can be subsequently reported, matched with the dispensed fuel to the extent sourced from RNG, and generated under the federal or state renewable fuel standard or LCFS programs and other current and potential future programs aimed at providing support for RNG into the transportation market. At the Fueling Stations, the natural gas is pressurized using compressor systems and, in this state, is referred to as CNG. Because Environmental Attributes associated with RNG are nominated/assigned to the physical quantity of CNG dispensed at the Fueling Station, when the CNG is dispensed into to fuel tanks for use as transportation fuel and subsequently reported to the U.S. Environmental Protection Agency and/or state environmental agency and matched with the production of RNG, the respective renewable identification numbers and LCFS credits are generated. Some of these stations are designed, developed, constructed, operated and maintained by us while others are third party stations where we may only provide maintenance services.

“Hillman” refers to Hillman RNG Investments, LLC, a Delaware limited liability company.

“OPAL” refers to OPAL Fuels Inc., a Delaware corporation.

“OPAL Holdco” refers to Opal HoldCo LLC, a Delaware limited liability company.

“Opco” refers to Opal Fuels LLC, a Delaware limited liability company.

In addition, the following is a glossary of key industry terms used herein:

“Btu” refers to British thermal units.

“CNG” refers to compressed natural gas.

“Environmental Attributes” refer to federal, state and local government incentives in the United States, provided in the form of renewable identification numbers, renewable energy credits, LCFS credits, ISCC Carbon Credits, rebates, tax credits and other incentives to end users, distributors, system integrators and manufacturers of renewable energy projects, that promote the use of renewable energy.

“LCFS” refers to Low Carbon Fuel Standard or similar types of federal and state programs.

“Renewable Power” refers to electricity generated from renewable sources.

“RNG” refers to renewable natural gas.

S-ii

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus is part of registration statement (File No. 333-273584) that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under the shelf registration statement, we may offer and sell the securities described in the accompanying prospectus in one or more offerings. The shelf registration statement covering the shares offered by us became effective on September 6, 2023. We provide information to you about this offering of shares of our Class A common stock in two separate documents that are bound together: (1) this prospectus supplement, which describes the specific details regarding this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into the prospectus; and (2) the accompanying prospectus related to the securities offered by us, which provides general information, some of which may not apply to this offering, and both this prospectus supplement and the accompanying prospectus include important information about us, our Class A common stock and other information you should know before investing in our Class A common stock. Generally, when we refer to this “prospectus,” we are referring to these documents on a combined basis.

This prospectus supplement may also add, update and change information contained in the accompanying prospectus. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or in any document incorporated by reference that was filed with the SEC before the date of this prospectus supplement, on the other hand, you should rely on the information contained in this prospectus supplement as the statement in the document having the later date modifies or supersedes the earlier statement. However, if any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference in the accompanying prospectus — the statement in the document having the later date modifies or supersedes the earlier statement as our business, financial condition, results of operations and prospects may have changed since the earlier dates. You should read this prospectus supplement, the accompanying prospectus, the documents and information incorporated by reference in this prospectus supplement and the accompanying prospectus when making your investment decision. You should also read and consider the information in the documents we have referred you to under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference”.

You should assume that the information appearing in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

We have not authorized anyone to provide you with different information. We have not authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus supplement and the accompanying prospectus. We do not take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.

This prospectus supplement and the accompanying prospectus do not constitute an offer, or an invitation on behalf of us or the sales agents, to subscribe to or purchase any of our Class A common stock, and may not be used for or in connection with an offer or solicitation by anyone, in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

Neither the delivery of this prospectus supplement nor any sale made using this prospectus supplement implies that there has been no change in our affairs or that the information in this prospectus supplement is correct as of any date after the date of this prospectus supplement. You should not assume that the information in or incorporated by reference in this prospectus supplement prepared by us is accurate as of any date other than the date on the front cover of this prospectus supplement. Our business, financial condition, results of operations and prospects may have changed since that date.

Unless the context requires otherwise, references to “our company,” “the Company,” “we,” “us,” “our” and “OPAL” refer to OPAL Fuels Inc. and its direct and indirect subsidiaries on a consolidated basis.

S-iii

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

The statements contained in this prospectus supplement, the accompanying prospectus, or in our other documents that are incorporated by reference herein, that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including statements regarding our expectations, hopes, intentions or strategies regarding the future. Words such as “anticipates,” “believes,” “estimates,” “expects,” “forecasts,” “future,” “goal,” “intends,” “may,” “objective,” “outlook,” “plans,” “projected,” “propose,” “seeks,” “target,” “will,” “would” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside our control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Examples of forward-looking statements include, but are not limited to, statements we make regarding the outlook for our future business and financial performance, such as those contained in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our annual report on Form 10-K for the year ended December 31, 2022 (the “Annual Report”), which is incorporated by reference herein. See “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

Important factors, among others, that may affect actual results or outcomes include:

●	our ability to grow and manage growth profitably, and maintain relationships with customers and suppliers;

●	our success in retaining or recruiting our principal officers, key employees or directors;

●	intense competition and competitive pressures from other companies in the industry in which we operate;

●	increased costs of, or delays in obtaining, key components or labor for the construction and completion of landfill gas (“LFG”) and livestock waste projects that generate electricity and RNG, CNG and hydrogen dispensing stations;

●	factors relating to our business, operations and financial performance, including market conditions and global and economic factors beyond our control;

●	macroeconomic conditions related to the global COVID-19 pandemic;

●	the reduction or elimination of government economic incentives to the renewable energy market;

●	factors associated with companies that are engaged in the production and integration of RNG, including (i) anticipated trends, growth rates and challenges in those businesses and in the markets in which they operate; (ii) contractual arrangements with, and the cooperation of, owners and operators of the landfill and livestock biogas conversion project facilities on which we operate our LFG and livestock waste projects that generate electricity; and (iii) RNG prices for Environmental Attributes (as defined below), LCFS credits and other incentives;

●	the ability to identify, acquire, develop and operate renewable projects and Fueling Stations;

●	our ability to issue equity or equity-linked securities or obtain or amend debt financing;

●	the demand for renewable energy not being sustained;

●	impacts of climate change, changing weather patterns and conditions and natural disasters;

●	the effect of legal, tax and regulatory changes; and

●	other factors detailed under the section entitled “Risk Factors.”

The forward-looking statements contained in this prospectus supplement and the accompanying prospectus are based on current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading “Risk Factors” in this prospectus supplement and in the Annual Report, which is incorporated by reference herein. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

S-iv

SUMMARY

The following summary highlights information about us and this offering that is included elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus. This summary does not contain all of the information that may be important to you. You should read and carefully consider the following summary together with the entire prospectus supplement and the accompanying prospectus, including information incorporated by reference therein, before deciding to invest in our Class A common stock. Some of the statements in this prospectus supplement constitute forward-looking statements that involve risks and uncertainties. See “Cautionary Statement Regarding Forward-Looking Statement.” Our actual results could differ materially from those anticipated in such forward-looking statements as a result of certain factors, including those discussed in the “Risk factors” and other sections of this prospectus supplement.

Business Overview

We are a renewable energy company specializing in the capture and conversion of biogas for the (i) production of RNG for use as a vehicle fuel for heavy and medium-duty trucking fleets, (ii) generation of Renewable Power for sale to utilities, (iii) generation and sale of Environmental Attributes associated with RNG and Renewable Power, and (iv) sales of RNG as pipeline quality natural gas. We have been an established biogas-to-energy producer in the United States, having participated in the landfill gas to energy industry for over 20 years.

Biogas is comprised of non-fossil waste gas, with high concentrations of methane, which is the primary component of RNG and the source for combustion utilized by Renewable Power plants to generate Renewable Power. Biogas can not only be collected and processed to remove impurities for use as RNG (a form of high-Btu fuel) and injected into existing natural gas pipelines as it is fully interchangeable with fossil natural gas, but partially treated biogas can be used directly in heating applications (as a form of medium-Btu fuel) or in the production of Renewable Power. The biogas is generated by microbes as they break down organic matter in the absence of oxygen. Our principal sources of biogas are (i) landfill gas, which is produced by the decomposition of organic waste at landfills and (ii) dairy manure, which is processed through anaerobic digesters to produce the biogas.

We also design, develop, construct, operate and service Fueling Stations for trucking fleets across the country that use natural gas to displace diesel as their transportation fuel. We have participated in the alternative vehicle fuels industry for approximately 12 years and have established an expanding network of Fueling Stations for dispensing RNG. In addition, we have recently begun implementing design, development, and construction services for hydrogen fueling stations, and we are pursuing opportunities to diversify its sources of biogas to other waste streams.

Additional information about us can be found in our Annual Report which is incorporated by reference herein, together with any material changes thereto contained in subsequently filed quarterly reports on Form 10-Q.

Corporate Information

We are a Delaware corporation. Our principal executive offices are located at One North Lexington Avenue, Suite 1450, White Plains, New York 10601 and our telephone number is (914) 705-4000. Our website is www.opalfuels.com. Our website and the information contained on, or accessed through, its website are not part of this prospectus, and you should rely only on the information contained in this prospectus when making a decision as to whether to invest in our securities.

Implications of Being an Emerging Growth Company and a Smaller Reporting Company

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, as amended. An emerging growth company may take advantage of specified exemptions from various requirements that are otherwise applicable generally to public companies in the United States. These provisions include:

●	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002;

●	not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements;

●	being required to provide only two years of audited financial statements in addition to any required unaudited interim financial statements;

●	permitting an extended transition period for complying with new or revised accounting standards, which allows an emerging growth company to delay the adoption of certain accounting standards until those standards would otherwise apply to private companies;

●	reduced disclosure obligations regarding executive compensation; and

●	exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

We have elected to take advantage of certain of the reduced disclosure obligations in this prospectus supplement and the documents incorporated by reference in this prospectus supplement and may elect to take advantage of other reduced reporting requirements in future filings. In addition, we have elected to use the extended transition period for new or revised accounting standards during the period in which we remain an emerging growth company. As a result, the information that we provide to our investors may be different from the information you might receive from other public reporting companies that are not emerging growth companies in which you hold securities.

THE OFFERING

Class A Common Stock Offered by Us	Shares of Class A common stock having an aggregate offering price up to $75,000,000.

Class A Common Stock Outstanding Before this Offering	27,975,260 shares of Class A common stock

Class A Common Stock Outstanding After this Offering	Up to 40,091,576 shares (as more fully described in the notes following this table), assuming sales of 12,116,316 shares of our Class A common stock in this offering at an offering price of $6.19 per share, which was the last reported sale price of our Class A common stock on the Nasdaq Capital Market on November 16, 2023. The actual number of shares issued will vary depending on how many shares of our Class A common stock we choose to sell and the prices at which such sales occur.

Plan of Distribution	“At the market offering” that may be made, from time to time, through or to B. Riley Securities, Cantor or Stifel, as sales agent or principal. See “Plan of Distribution” beginning on page S-12.

Use of Proceeds	We intend to use the net proceeds that we receive from this offering for general corporate purposes.

Risk Factors	Any investment in the Class A common stock offered hereby is speculative and involves a high degree of risk. You should carefully consider the information set forth under “Risk Factors” elsewhere in this prospectus supplement and the accompanying prospectus and in the information incorporated by reference herein.

Nasdaq Capital Market Symbol	“OPAL”

The number of shares of our Class A common stock to be outstanding after this offering is based on 27,975,260 shares of our Class A common stock outstanding as of November 16, 2023 and excludes:

●	175,890 shares of our Class A common stock issuable upon the exercise of outstanding options under the 2022 Omnibus Equity Incentive Plan (the “2022 Plan”), with a weighted average exercise price of $6.97 per share;

●	953,380 shares of our Class A common stock issuable upon the vesting of outstanding restricted stock units granted under the 2022 Plan;

●	238,605 shares of our Class A common stock issuable upon the vesting of performance stock units under the 2022 Plan; and

●	144,399,037 shares of our Class A common stock issuable upon exchange of 144,399,037 Class B LLC Units and the related shares of Class D common stock that are held by certain members of OPAL Fuels LLC.

RISK FACTORS

Investing in our securities involves risk. Before making a decision to invest in our securities, you should carefully consider the following risks and the risks described under “Risk Factors” in our Annual Report, and any updates to those risk factors in our subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, together with all of the other information appearing or incorporated by reference in this prospectus supplement, in light of your particular investment objectives and financial circumstances. Although we discuss key risks in our discussion of risk factors, new risks may emerge in the future, which may prove to be significant. We cannot predict future risks or estimate the extent to which they may affect our business, results of operations, financial condition and prospects.

Risks Related to this Offering and Ownership of Our Class A Common Stock

The trading price of the Class A common stock has been, and is likely to continue to be, volatile and could fluctuate in response to a number of factors, many of which are beyond our control.

The trading price of the Class A common stock may fluctuate significantly in response to a number of factors, many of which are beyond our control. For instance, if our financial results are below the expectations of securities analysts and investors, the market price of the Class A common stock could decrease, perhaps significantly. Factors that may affect the market price of the Class A common stock include changes in market prices of oil, natural gas and natural gas liquids; announcements relating to significant corporate transactions; fluctuations in our quarterly and annual financial results; operating and stock price performance of companies that investors deem comparable to us; and changes in government regulation or proposals relating to us. In addition, the U.S. securities markets have experienced significant price and volume fluctuations, and these fluctuations often have been unrelated to the operating performance of companies in these markets. Any volatility of, or a significant decrease in, the market price of the Class A common stock could also negatively affect our ability to make acquisitions using Class A common stock. Further, if we were to be the object of securities class action litigation as a result of volatility in the Class A common stock price or for other reasons, it could result in substantial costs and diversion of our management’s attention and resources, which could negatively affect our financial results.

Investors in this offering may experience future dilution.

To raise additional capital, effect acquisitions or for other purposes, we may in the future offer additional shares of Class A common stock or other securities convertible into, or exchangeable for, Class A common stock at prices that may be less than the price per share of this offering. We have an effective shelf registration statement from which additional shares of Class A common stock and other securities can be offered. We cannot assure you that we will be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by investors in this offering. If the price per share at which we sell additional shares of Class A common stock or related securities in future transactions is less than the price per share in this offering, investors who purchase Class A common stock in this offering will suffer a dilution of their investment. In addition, equity awards under our share-based compensation plans may cause further dilution.

Sales of a substantial number of shares of Class A common stock in the public markets, or the perception that such sales could occur, could reduce the market price of the Class A common stock.

Sales of a substantial number of shares of Class A common stock in the public market, or the perception that such sales could occur, could adversely affect the market price of the Class A common stock. We are unable to predict the effect that such sales may have on the prevailing market price of the Class A common stock.

We may issue Class A common stock or equity securities senior to the Class A common stock in the future for a number of reasons, including to finance our operations and growth plans, to adjust our ratio of debt-to-equity, to satisfy our obligations upon the exercise of options or for other reasons. Future sales or issuances of shares of Class A common stock or other equity securities, or the availability of shares of Class A common stock or such other equity securities for future sale or issuance, may negatively affect the trading price of the Class A common stock. No prediction can be made as to the effect, if any, that future sales or issuance of shares of Class A common stock or other equity or equity-linked securities will have on the trading price of the Class A common stock.

The Chairman of our Board of Directors and entities controlled by our Chairman hold, and will continue to hold after this offering, a significant portion of the outstanding shares of our Class D common stock, which may limit the ability of our public stockholders to influence significant corporate decisions.

The dual-class structure of our common stock has the effect of concentrating voting control with Mr. Mark Comora who, through his control of OPAL Holdco and Hillman, beneficially owns in the aggregate a substantial majority of the voting power of our capital stock on most issues of corporate governance. Mr. Mark Comora beneficially owns 145,279,637 shares of OPAL, comprising 84.3% of our outstanding common stock as of November 16, 2023. All of these shares (with the exception of 880,600 shares of Class A common stock purchased by Fortistar immediately prior to the closing of Business Combination) are Class D common stock, which have no economic rights but are entitled to five votes per share, giving Mr. Mark Comora control over 96.4% of our voting power. OPAL Holdco and Hillman are controlled, indirectly, by Mr. Mark Comora through entities affiliated with Mr. Mark Comora, including Fortistar and certain of its other affiliates. Mr. Mark Comora is the Chairman of our board of directors.

Accordingly, Mr. Mark Comora is able to control most matters submitted to our stockholders for approval. This concentrated control will limit or preclude your ability to influence corporate matters for the foreseeable future, including the election of directors, amendments to our certificate of incorporation and the bylaws, and any merger, consolidation, sale of all or substantially all of our assets, or other major corporate transaction requiring stockholder approval. This may prevent or discourage unsolicited acquisition proposals or offers for our capital stock that you may feel are in your best interest as one of our stockholders. More specifically, Mr. Mark Comora has the ability to control our management and our major strategic investments and decisions as a result of his ability to control the election or, in some cases, the replacement of our directors. In the event of the death of Mr. Mark Comora, control of the shares of common stock controlled by Mr. Mark Comora will be transferred to the persons or entities that he has designated. In his position as the Chairman of our board, Mr. Mark Comora owes a fiduciary duty to our stockholders and must act in good faith in a manner he reasonably believes to be in the best interests of our stockholders. As a beneficial owner of our common stock, even as a controlling stockholder Mr. Mark Comora is entitled to vote the shares he controls, in his own interests, which may not always be in the interests of our stockholders generally.

Future transfers by holders of Class C common stock and Class D common stock, which carry five votes per share, will generally result in those shares converting to Class A common stock and Class B common stock, respectively, which carry only one vote per share, unless in each case made to a Qualified Stockholder (as defined in the Second Amended and Restated Limited Liability Company Agreement of Opco). The conversion of Class D common stock to Class B common stock and the conversion of Class C common stock to Class A common stock, as the case may be, means that no third party stockholders can leverage the high vote to offset the voting power held by the OPAL Holdco and Hillman.

In addition, Fortistar and certain of its affiliates (other than our subsidiaries) manage numerous investment vehicles and separately managed accounts. Fortistar and these affiliates may compete with us for acquisition and other business opportunities, which may present conflicts of interest for these persons. If these entities or persons decide to pursue any such opportunity, we may be precluded from procuring such opportunities. In addition, investment ideas generated within Fortistar and these affiliates may be suitable both for us and for current or future investment vehicles managed by Fortistar and these affiliates and may be directed to such investment vehicles rather than to us. Neither Fortistar nor members of our management team who are also members of the management of Fortistar or of any of these affiliates, including Mr. Mark Comora and Mr. Nadeem Nisar (who serves on our board), have any obligation to present us with any potential business opportunity of which they become aware, unless, (i) such opportunity is expressly offered to such person solely in his or her capacity as a one of our directors or officers, (ii) such opportunity is one we are legally and contractually permitted to undertake and would otherwise be reasonable for us to pursue, and (iii) the director or officer is permitted to refer that opportunity to us without violating another legal obligation. Fortistar and/or members of our management team, such as Mr. Mark Comora or Mr. Nisar in their capacities as management of Fortistar or in their other endeavors, may be required to present potential business opportunities to the related entities described above, current or future affiliates of Fortistar, or third parties, before they present such opportunities to us. The personal and financial interests of such persons described above may be in conflict with the interests of ours and influence their motivation in identifying and selecting our business opportunities, their support or lack thereof for pursuing such business opportunities and our operations.

We have broad discretion in the use of the net proceeds from the shares of Class A common stock that we sell in this offering.

We currently intend to use the net proceeds from this offering as described in “Use of Proceeds.” However, our board of directors and our management retains broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our Class A common stock. Our failure to apply these funds effectively could result in financial losses, which could have a material adverse effect on our business, results of operations, financial condition and prospects.

A credit ratings downgrade or other negative action by a credit rating organization could adversely affect the trading price of the shares of our Class A common stock.

Credit rating agencies continually revise their ratings for companies they follow. The condition of the financial and credit markets and prevailing interest rates have fluctuated in the past and are likely to fluctuate in the future.

In addition, developments in our business and operations could lead to a ratings downgrade for us or our subsidiaries. Any such fluctuation in our or our subsidiaries’ ratings may impact our ability to access debt markets in the future or increase our cost of future debt, which could have a material adverse effect on our operations and financial condition, which in return may adversely affect the trading price of shares of our Class A common stock.

Provisions in our certificate of incorporation and bylaws may have the effect of delaying or preventing a change of control or changes in our management.

Our certificate of incorporation and bylaws contain provisions that could depress the trading price of our Class A common stock by discouraging, delaying or preventing a change of control of our Company or changes in our management that the stockholders of our Company may believe advantageous. These provisions include:

●	authorizing “blank check” preferred stock that our board of directors could issue to increase the number of outstanding shares to discourage a takeover attempt;

●	not providing for cumulative voting in the election of directors, which limits the ability of minority stockholders to elect director candidates;

●	limiting the ability of stockholders to call a special stockholder meeting;

●	establishing advance notice requirements for nominations for election to our board of directors or for proposing matters that can be acted upon by stockholders at stockholder meetings; and

●	providing that our board of directors is expressly authorized to amend, alter, rescind or repeal our bylaws.

In addition, our certificate of incorporation provides that the federal district courts of the United States will be the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act but that the forum selection provision will not apply to claims brought to enforce a duty or liability created by the Exchange Act.

Our certificate of incorporation also provides that the Court of Chancery of the State of Delaware will be the exclusive forum for substantially all disputes between us and our stockholders, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers or employees.

Our certificate of incorporation provides that, unless we consent in writing to the selection of an alternate forum, the Court of Chancery of the State of Delaware will, to the fullest extent permitted by applicable law, be the exclusive forum for (i) any derivative action, suit or proceeding brought on behalf of the Company; (ii) any action, suit or proceeding (including any class action) asserting a claim of breach of a fiduciary duty owed by any current or former director, officer, other employee, agent or stockholder of the Company to the Company or the Company’s stockholders; (iii) any action, suit or proceeding (including any class action) asserting a claim against the Company or any current or former director, officer, other employee, agent or stockholder of the Company arising out of or pursuant to any provision of the General Corporation Law, this Certificate of Incorporation or the By-laws (as each may be amended from time to time); (iv) any action, suit or proceeding (including any class action) to interpret, apply, enforce or determine the validity of this Certificate of Incorporation or the By-laws (including any right, obligation or remedy thereunder); (v) any action, suit or proceeding as to which the General Corporation Law confers jurisdiction to the Court of Chancery of the State of Delaware; or (vi) any action asserting a claim against the Company or any director, officer or other employee of the Company governed by the internal affairs doctrine, in all cases to the fullest extent permitted by law and subject to the court’s having personal jurisdiction over the indispensable parties named as defendants.

The choice of forum provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors, officers or other employees, which may discourage such lawsuits against us and our directors, officers and other employees. Alternatively, if a court finds the choice of forum provision contained in our certificate of incorporation to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions, which could materially and adversely affect our business, financial condition, and results of operations.

Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. In addition, Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. To prevent having to litigate claims in multiple jurisdictions and the threat of inconsistent or contrary rulings by different courts, among other considerations, our certificate of incorporation provides that, unless we consent in writing to the selection of an alternate forum, the federal district courts of the United States of America will be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the federal securities laws. We note that there is uncertainty as to whether a court would enforce the choice of forum provision with respect to claims under the federal securities laws, and that investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder.

It is not possible to predict the actual number of shares we will sell under the Sales Agreement, or the gross proceeds resulting from those sales.

Subject to certain limitations in the Sales Agreement and compliance with applicable law, we have the discretion to deliver a placement notice to the sales agents at any time throughout the term of the Sales Agreement. The number of shares that are sold through the sales agents after delivering a placement notice will fluctuate based on a number of factors, including the market price of our Class A common stock during the sales period, the limits we set with the sales agents in any applicable placement notice, and the demand for our Class A common stock during the sales period. Because the price per share of each share sold will fluctuate during the sales period, it is not currently possible to predict the number of shares that will be sold or the gross proceeds to be raised in connection with those sales.

The Class A common stock offered hereby will be sold in “at the market offerings,” and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares in this offering at different times will likely pay different prices, and so may experience different levels of dilution and different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold in this offering. In addition, there is no minimum or maximum sales price for shares to be sold in this offering. Investors may experience a decline in the value of the shares they purchase in this offering as a result of sales made at prices lower than the prices they paid.

USE OF PROCEEDS

The amount of proceeds from this offering will depend upon the number of shares of our Class A common stock sold and the market price at which they are sold. There can be no assurance that we will be able to sell any shares under the Sales Agreement or fully utilize the Sales Agreement with the sales agents.

We intend to use the net proceeds that we receive from this offering for general corporate purposes. Our expected use of the net proceeds from this offering represents our current intentions based on our present plans and business condition, which could change as our plans and business conditions evolve. The amounts and timing of our actual use of the net proceeds from this offering will vary depending on numerous factors. As a result, we cannot predict with certainty all of the particular uses for any net proceeds to be received or the amounts that we will actually spend on the uses set forth above. Our board of directors and our management retains broad discretion in the application of the net proceeds from this offering.

DIVIDEND POLICY

We do not anticipate declaring or paying regular cash dividends on our Class A common stock in the near term. Any future declaration and payment of cash dividends or other distributions of capital will be at the discretion of our board of directors and will depend on our financial condition, earnings, cash needs, capital requirements (including requirements of our subsidiaries), contractual, legal, tax and regulatory restrictions, and any other factors that our board of directors deems relevant in making such a determination. Therefore, we cannot assure you that we will pay any cash dividends or other distributions to holders of our Class A common stock, or as to the amount of any such cash dividends or other distributions if and when paid.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

The following is a discussion of certain material U.S. federal income tax consequences related to the acquisition, ownership and disposition of Class A common stock by non-U.S. holder (defined below), but does not purport to be a complete analysis of all potential tax effects. This discussion is limited to certain U.S. federal income tax considerations to beneficial owners of our Class A common stock that hold such stock as capital assets within the meaning of Section 1221 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”). This discussion assumes that any distributions made by us on our Class A common stock and any consideration received by a holder in consideration for the sale or other disposition of our Class A common stock will be in U.S. dollars.

As used herein, the term “non-U.S. holder” means a beneficial owner of our Class A common stock who or that is for U.S. federal income tax purposes:

●	a non-resident alien individual (other than certain former citizens and residents of the United States subject to U.S. tax as expatriates);

●	a corporation created or organized under the laws of a jurisdiction other than the United States, any state thereof or the District of Columbia;

●	an estate other than one the income of which is subject to U.S. federal income taxation regardless of its source; or an estate or trust that is not a U.S. holder;

●	a trust other than a trust if (A) with respect to which a court within the United States is able to exercise primary supervision over the trust’s administration and one or more U.S. persons have the authority to control all substantial decisions, or (B) that has a valid election in effect to be treated as a U.S. person for U.S. federal income tax purposes.

For purposes of this discussion, a “non-U.S. holder” does not include an individual who is present in the United States for 183 days or more in the taxable year of disposition. Such an individual should consult his or her tax advisor regarding the U.S. federal income and estate tax consequences of the acquisition, ownership and disposition of our common stock.

If a partnership (including an entity or arrangement treated as a partnership or other pass-through entity for U.S. federal income tax purposes) holds our Class A common stock, the tax treatment of a partner, member or other beneficial owner in such entity will generally depend upon the status of the partner, member or other beneficial owner, the activities of the entity, and certain determinations made at the partner, member or other beneficial owner level. If you are a partner, member or other beneficial owner of a partnership (or other pass-through entity) that holds our Class A common stock, you are urged to consult your own tax advisor regarding the tax consequences of the acquisition, ownership and disposition of our Class A common stock.

This discussion is a summary only and does not describe all of the tax consequences that may be relevant to you in light of your particular circumstances. In particular, this discussion does not address the effects of the alternative minimum tax, the Medicare tax on certain net investment income, the effects of Section 451 of the Code, or the different consequences that may apply if you are subject to special rules that apply to certain types of investors, including but not limited to:

●	banks, financial institutions or financial services entities;

●	broker-dealers;

●	governments or agencies or instrumentalities thereof;

●	regulated investment companies;

●	real estate investment trusts;

●	U.S. expatriates or former citizens or long-term residents of the United States;

●	persons that actually or constructively own five percent or more (by vote or value) of our shares;

●	persons that acquired our Class A common stock pursuant to an exercise of employee share options, in connection with employee share incentive plans or otherwise as compensation;

●	insurance companies;

●	dealers or traders subject to a mark-to-market method of tax accounting with respect to our Class A common stock;

●	persons holding our Class A common stock as part of a “straddle,” constructive sale, hedge, conversion or other integrated or similar transaction;

●	partnerships (or entities or arrangements classified as partnerships or other pass-through entities for U.S. federal income tax purposes) and any beneficial owners of such entities or arrangements;

●	tax-exempt entities;

●	controlled foreign corporations; and

●	passive foreign investment companies and other corporations that accumulate earnings to avoid U.S. federal income tax.

This discussion is based on the Code, and administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations as of the date hereof, which are subject to change or differing interpretation, possibly on a retroactive basis, and changes to any of which subsequent to the date of this prospectus supplement may affect the tax consequences described herein. This discussion does not address any aspect of state, local or non-U.S. taxation, or any U.S. federal taxes other than income taxes (such as gift and estate taxes).

We have not sought, and do not expect to seek, a ruling from the U.S. Internal Revenue Service (the “IRS”) as to any U.S. federal income tax consequence described herein. The IRS may disagree with the discussion herein, and its determination may be upheld by a court. Moreover, there can be no assurance that future legislation, regulations, administrative rulings or court decisions will not adversely affect the accuracy of the statements in this discussion. You are urged to consult your own tax advisor with respect to the application of U.S. federal tax laws to your particular situation, as well as any tax consequences arising under the laws of any state, local or non-U.S. jurisdiction.

THIS DISCUSSION IS ONLY A SUMMARY OF CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS ASSOCIATED WITH THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR CLASS A COMMON STOCK. EACH PROSPECTIVE INVESTOR IN OUR CLASS A COMMON STOCK IS URGED TO CONSULT ITS OWN TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES TO SUCH INVESTOR OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR CLASS A COMMON STOCK, INCLUDING THE APPLICABILITY AND EFFECT OF ANY U.S. FEDERAL NON-INCOME, STATE, LOCAL, AND NON-U.S. TAX LAWS.

Taxation of Distributions on our Class A Common Stock

In general, any distributions (other than certain pro rata distributions of our stock and rights to acquire our stock) we make to a non-U.S. holder on shares of our Class A common stock, to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles), will constitute dividends for U.S. federal income tax purposes. If such dividends are not effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States, we will be required to withhold tax from the gross amount of the dividend at a rate of 30% unless such non-U.S. holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and provides proper certification of its eligibility for such reduced rate (usually on an IRS Form W-8BEN or W-8BEN-E). Any distribution not constituting a dividend will be treated first as reducing (but not below zero) the non-U.S. holder’s adjusted tax basis in its shares of our Class A common stock and, to the extent such distribution exceeds the non-U.S. holder’s adjusted tax basis, as gain realized from the sale or other disposition of the Class A common stock, which will be treated as described under “Gain on Sale, Taxable Exchange or Other Taxable Disposition of Class A Common Stock,” below.

The 30% withholding tax described above generally does not apply to dividends paid to a non-U.S. holder who provides an IRS Form W-8ECI certifying that the dividends are effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States. Instead, the effectively connected dividends will be subject to regular U.S. federal income tax as if the non-U.S. holder were a U.S. resident, subject to an applicable income tax treaty providing otherwise. A corporate non-U.S. holder receiving dividends that are effectively connected with such holder’s conduct of a U.S. trade or business may also be subject to an additional “branch profits tax” imposed at a rate of 30% (or such lower rate as may apply under an applicable income tax treaty).

Non-U.S. holders should consult their tax advisors regarding any applicable tax treaties that may provide for different rules.

Gain on Sale, Taxable Exchange or Other Taxable Disposition of Class A Common Stock

Subject to the discussions below under “Information Reporting and Backup Withholding” and “FATCA,” a non-U.S. holder generally will not be subject to U.S. federal income or withholding tax in respect of gain recognized on a sale, taxable exchange or other taxable disposition of our Class A common stock, unless:

●	the gain is effectively connected with the conduct by the non-U.S. holder of a trade or business within the United States (and, under certain income tax treaties, is attributable to a United States permanent establishment or fixed base maintained by the non-U.S. holder); or

●	we are or have been a “United States real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the period that the non-U.S. holder held our Class A common stock, and, in the case where shares of our Class A common stock are regularly traded on an established securities market, the non-U.S. holder has owned, directly or constructively, more than 5% of our Class A common stock at any time within the shorter of the five-year period preceding the disposition or such non-U.S. holder’s holding period for the shares of our Class A common stock.

Unless an applicable income tax treaty provides otherwise, gain described in the first bullet point above will be subject to tax at generally applicable U.S. federal income tax rates as if the non-U.S. holder were a U.S. resident. Any gains described in the first bullet point above of a non-U.S. holder that is treated as a non-U.S. corporation for U.S. federal income tax purposes may also be subject to an additional “branch profits tax” imposed at a 30% rate (or such lower rate as may apply under an applicable income tax treaty).

If the second bullet point above applies to a non-U.S. holder, gain recognized by such holder on the sale, exchange or other disposition of our Class A common stock will be subject to tax at generally applicable U.S. federal income tax rates. In addition, a buyer of our Class A common stock from such holder may be required to withhold U.S. federal income tax at a rate of 15% of the amount realized upon such disposition. We believe that we are not and have not been at any time since our formation a United States real property holding corporation and, while no assurances can be given in this regard, we do not expect to be treated as a United States real property holding corporation in the future. However, such determination is factual in nature and subject to change and no assurance can be provided as to whether we would be treated as a United States real property holding corporation in any future year.

Non-U.S. holders should consult their tax advisors regarding potentially applicable income tax treaties that may provide for different rules.

Information Reporting and Backup Withholding. Information returns will be filed with the IRS in connection with payments of dividends and may be filed with the IRS in connection with the payment of the proceeds from a sale or other disposition of Class A common stock. A non-U.S. holder may have to comply with certification procedures to establish that it is not a United States person in order to avoid information reporting and backup withholding requirements. The certification procedures required to claim a reduced rate of withholding under a treaty generally will satisfy the certification requirements necessary to avoid backup withholding as well. Copies of information returns that are filed with the IRS may also be made available under the provisions of an applicable treaty or agreement to the tax authorities of the country in which the non-U.S. holder resides or is established. Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a non-U.S. holder will be allowed as a credit against such holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided that the required information is timely furnished to the IRS.

FATCA. Provisions commonly referred to as “FATCA” impose withholding of 30% on payments of dividends (including constructive dividends) on our Class A common stock to “foreign financial institutions” (which is broadly defined for this purpose and in general includes investment vehicles) and certain other non-U.S. entities unless various U.S. information reporting and due diligence requirements (generally relating to ownership by United States persons of interests in or accounts with those entities) have been satisfied by, or an exemption applies to, the payee (typically certified as to by the delivery of a properly completed IRS Form W-8BEN-E). Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules. Under certain circumstances, a non-U.S. holder might be eligible for refunds or credits of such withholding taxes, and a non-U.S. holder might be required to file a U.S. federal income tax return to claim such refunds or credits. Under the applicable proposed Treasury regulations, this withholding tax will not apply to the gross proceeds from the sale or other disposition of our capital stock. The preamble to these proposed Treasury regulations indicates that taxpayers may rely on them pending their finalization. All holders should consult their own tax advisors regarding the effects of FATCA on their investment in our Class A common stock.

PLAN OF DISTRIBUTION

We have entered into the Sales Agreement with the sales agents on November 17, 2023, which we filed as an exhibit to a report filed under the Exchange Act and incorporate by reference herein. In accordance with the terms of the Sales Agreement, we may offer and sell shares of our Class A common stock under this prospectus supplement having an aggregate offering price of up to $75,000,000, from time to time through or to B. Riley Securities, Cantor or Stifel, as sales agent or principal. Sales of shares of our Class A common stock, if any, under this prospectus supplement may be made by any method deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act. We may instruct the sales agents not to sell Class A common stock if the sales cannot be effected at or above the price designated by us from time to time. We or the sales agents may suspend the offering of Class A common stock upon notice and subject to other conditions.

The sales agents will offer our Class A common stock subject to the terms and conditions of the Sales Agreement as agreed upon by us and the sales agents. Each time we wish to issue and sell Class A common stock under the Sales Agreement, we will notify a sales agent of the number or dollar value of shares to be issued, the time period during which such sales are requested to be made, any limitation on the number of shares that may be sold in one day, any minimum price below which sales may not be made and other sales parameters as we deem appropriate. Once we have so instructed such sales agent, unless the sales agent declines to accept the terms of the notice, such sales agent has agreed to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such shares up to the amount specified on such terms. The obligations of the sales agents under the Sales Agreement to sell our common stock are subject to a number of conditions that we must meet.

We will pay the sales agents commissions for their services in the sale of our common stock at a commission rate equal to up to 3.0% of the gross sale price per share sold. We estimate that the total expenses for the offering, excluding any commissions or expense reimbursement payable to the sales agents under the terms of the Sales Agreement, will be approximately $350,000. The remaining sale proceeds, after deducting any other transaction fees, will equal our net proceeds from the sale of such shares. We have also agreed to reimburse the sales agents for their reasonable out-of-pocket expenses, including attorney’s fees, in an amount not to exceed an aggregate of $85,000 incurred in connection with entering into the transactions contemplated by the Sales Agreement and up to $12,500 per calendar quarter, for ongoing diligence arising from the transactions contemplated by the Sales Agreement.

Settlement for sales of Class A common stock will occur on the second business day following the date on which any sales are made, or on some other date that is agreed upon by us and the sales agents in connection with a particular transaction, in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

In connection with the sale of the Class A common stock on our behalf, each sales agent will be deemed to be an underwriter within the meaning of the Securities Act, and its compensation as sales agent will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to the sales agents against certain civil liabilities, including liabilities under the Securities Act.

The offering pursuant to the Sales Agreement will terminate upon the earlier of (1) the issuance and sale of all shares of our Class A common stock subject to the Sales Agreement; and (2) the termination of the Sales Agreement as permitted therein. We and each of the sales agents have the right to terminate the Sales Agreement at any time upon two days’ prior written notice.

Each of B. Riley Securities, Cantor and Stifel and their respective affiliates have in the past and may in the future provide various investment banking, commercial banking, financial advisory and other financial services for us and our affiliates, for which services they may in the future receive customary fees and expenses.

In the course of its business, the sales agents may actively trade our securities for their own accounts or for the accounts of clients, and, accordingly, the sales agents may at any time hold long or short positions in such securities. The sales agents may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments. To the extent required by Regulation M, the sales agents will not engage in any market making activities involving our Class A common stock while the offering is ongoing under this prospectus supplement.

This summary of the material provisions of the Sales Agreement does not purport to be a complete statement of its terms and conditions.

LEGAL MATTERS

The validity of the shares of Class A common stock offered hereby will be passed upon for us by Sheppard, Mullin, Richter & Hampton LLP, New York, New York. Certain legal matters in connection with this offering will be passed upon for the sales agents by Davis Polk & Wardwell LLP, New York, New York.

EXPERTS

The consolidated financial statements as of December 31, 2022 and for each of the two years in the period ended December 31, 2022, incorporated by reference in this prospectus supplement, the accompanying prospectus and in the registration statement have been so incorporated in reliance on the report of BDO USA, LLP (n/k/a BDO USA, P.C.), an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the Class A common stock offered by this prospectus supplement. This prospectus supplement and the accompanying prospectus, which form a part of such registration statement, do not contain all of the information included in the registration statement or the exhibits thereto. For further information pertaining to us and the Class A common stock being offered, you should refer to the registration statement and to its exhibits. The registration statement has been filed electronically and may be obtained in any manner listed below. Whenever we make reference in this prospectus supplement to any of our contracts, agreements or other documents, the references are not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement or a report we file under the Exchange Act, you should refer to the copy of the contract or document that has been filed. Each statement in this prospectus supplement relating to a contract or document filed as an exhibit to the registration statement or report is qualified in all respects by the filed exhibit.

We also file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov and on our website, free of charge, at www.opalfuels.com. The information contained on, or that may be accessed through or that is hyperlinked to, our website is not part of, and is not incorporated into, this prospectus supplement. You may inspect a copy of the registration statement through the SEC’s website, as provided herein.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information about us by referring to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus. This prospectus incorporates by reference the documents and reports listed below other than portions of these documents that are furnished under Item 2.02 or Item 7.01 of a current report on Form 8–K:

●	our annual report on Form 10–K for the fiscal year ended December 31, 2022, filed with the SEC on March 29, 2023;

●	our quarterly reports on Form 10–Q for the quarters months ended March 31, 2023, filed with the SEC on May 15, 2023, June 30, 2023, filed with the SEC on August 14, 2023, and September 30, 2023, filed with the SEC on November 14, 2023;

●	our current reports on Form 8–K filed with the SEC on April 5, 2023, April 19, 2023, May 8, 2023, June 2, 2023, June 23, 2023, June 29, 2023, August 31, 2023, September 5, 2023, September 20, 2023, October 12, 2023, October 20, 2023 and October 26, 2023; and

●	our definitive proxy filed with the SEC on May 9, 2023.

In addition, all documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to completion of this offering shall be deemed to be incorporated by reference in this prospectus and to be a part hereof from the date of filing of such documents. In addition, all reports and other documents filed by us pursuant to the Exchange Act after the date of the initial registration statement and prior to effectiveness of the registration statement shall be deemed to be incorporated by reference into this prospectus. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any subsequently filed document that also is or is deemed to be incorporated by reference herein, as the case may be, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

Copies of the documents incorporated herein by reference may be obtained on our website at www.opalfuels.com. The information on our website is not incorporated by reference into this prospectus. These documents are also available on the SEC’s website at http://www.sec.gov.

We will provide, without charge, to any person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon oral or written request of such person, a copy of any or all of the documents that have been incorporated by reference in this prospectus but not delivered with the prospectus, including any exhibits to such documents that are specifically incorporated by reference in those documents.

Please make your request by writing or telephoning us at the following address or telephone number:

OPAL Fuels Inc.

One North Lexington Avenue

Suite 1450

White Plains, New York 10601

Telephone: (914) 705-4000

Neither we nor the sales agents have authorized anyone else to provide you with information different from the information incorporated by reference or provided in this prospectus supplement or the accompanying prospectus. Neither we nor the sales agents are making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date on the front of these documents.

PRELIMINARY PROSPECTUS

OPAL FUELS INC.

Class A Common Stock

Preferred Stock

Warrants

Units

We may offer and sell, from time to time in one or more offerings, any combination of Class A common stock, preferred stock, warrants to purchase Class A common stock, preferred stock, or any combination of the foregoing, either individually or as units comprised of one or more of the other securities, having aggregate offering proceeds not exceeding $200 million.

This prospectus provides a general description of the securities we may offer. Each time we sell a particular class or series of securities, we will provide specific terms of the securities offered in a supplement to this prospectus. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. You should read carefully this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as any documents incorporated by reference herein or therein before you invest in any of our securities.

The specific terms of any securities to be offered, and the specific manner in which they may be offered, will be described in one or more supplements to this prospectus. This prospectus may not be used to consummate sales of any of these securities unless it is accompanied by a prospectus supplement. Before investing, you should carefully read this prospectus and any related prospectus supplement.

Our common stock is presently listed on The Nasdaq Capital Market under the symbol “OPAL.” On August 10, 2023, the last reported sale price of our Class A common stock was $7.33 per share. The applicable prospectus supplement will contain information, where applicable, as to any other listing on The Nasdaq Capital Market or any securities market or other exchange of the securities, if any, covered by the prospectus supplement. Prospective purchasers of our securities are urged to obtain current information as to the market prices of our securities, where applicable.

These securities may be sold directly by us, through dealers or agents designated from time to time, to or through underwriters, dealers, or through a combination of these methods on a continuous or delayed basis. See “Plan of Distribution” in this prospectus. We may also describe the plan of distribution for any particular offering of our securities in a prospectus supplement. If any agents, underwriters or dealers are involved in the sale of any securities in respect of which this prospectus is being delivered, we will disclose their names and the nature of our arrangements with them in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from any such sale will also be included in a prospectus supplement.

We are an “emerging growth company,” as that term is defined under the federal securities laws and, as such, are subject to certain reduced public company reporting requirements.

Investing in our securities involves risks that are described in the “Risk Factors” section beginning on page 4 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is        , 2023.

You should rely only on the information contained in this prospectus. No one has been authorized to provide you with information that is different from that contained in this prospectus. This prospectus is dated as of the date set forth on the cover hereof. You should not assume that the information contained in this prospectus is accurate as of any date other than that date.

i

TRADEMARKS

This document contains references to trademarks and service marks belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus may appear without the ® or ™ symbols, but such references are not intended to indicate, in any way, that the applicable licensor will not assert, to the fullest extent under applicable law, its rights to these trademarks and trade names. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

SELECTED DEFINITIONS

When used in this prospectus, unless the context otherwise requires:

“BCA” or “Business Combination Agreement” refers to the Business Combination Agreement dated as of December 2, 2021 (as the same has been or may be amended, modified, supplemented or waived from time to time), by and among ArcLight, Opco and OPAL Holdco.

“Business Combination” refers to the transaction contemplated by the BCA.

“Bylaws” refers to the bylaws of OPAL.

“Charter” refers to certificate of incorporation of OPAL.

“Class A common stock” refers to the shares of Class A common stock, par value $0.0001 per share, of OPAL.

“Class A Units” refers to the Class A Units as defined in the Second A&R LLC Agreement.

“Class B common stock” refers to the shares of Class B common stock, par value $0.0001 per share, of OPAL.

“Class B Units” refers to the Class B Units as defined in the Second A&R LLC Agreement.

“Class C common stock” refers to the shares of Class C common stock, par value $0.0001 per share, of OPAL.

“Class D common stock” refers to the shares of Class D common stock, par value $0.0001 per share, of OPAL.

 “Closing” refers to the closing of the Business Combination.

“Common Stock” refers to the collective shares of Class A common stock, Class B common stock, Class C common stock and Class D common stock.

“Company”, “we”, “our”, “us” or similar terms refers to OPAL Fuels Inc. individually or on a consolidated basis, as the context may require.

“Exchange Act” refers to the Securities Exchange Act of 1934, as amended.

“Fortistar” refers to Fortistar LLC, a Delaware limited liability company.

“Fueling Stations” refers to facilities where (i) natural gas is dispensed into fuel tanks of vehicles for use as transportation fuel, and (ii) transactional data from the dispensing of the fuel is recorded so that Environmental Attributes can be subsequently reported, matched with the dispensed fuel to the extent sourced from RNG, and generated under the federal or state RFS or LCFS programs and other current and potential future programs aimed at providing support for RNG into the transportation market. At the Fueling Stations, the natural gas is pressurized using compressor systems and, in this state, is referred to as CNG. Because Environmental Attributes associated with RNG are nominated/assigned to the physical quantity of CNG dispensed at the Fueling Station, when the CNG is dispensed into to fuel tanks for use as transportation fuel and subsequently reported to the EPA and/or state environmental agency and matched with the production of RNG, the respective RINs and LCFS credits are generated. Some of these stations are designed, developed, constructed, operated and maintained by us while others are third party stations where we may only provide maintenance services.

“Hillman” refers to Hillman RNG Investments, LLC, a Delaware limited liability company.

“Investor Rights Agreement” refers to the Investor Rights Agreement, dated July 21, 2022, by and among OPAL Fuels Inc., each of the Sellers named therein, the Sponsor and the Sponsor Principals as included in Exhibit 10.7 to the Current Report on Form 8-K, filed with the SEC on July 27, 2021, as the same may be amended, modified, supplemented or waived from time to time in accordance with its terms.

“IPO” refers to ArcLight’s initial public offering of its Class A ordinary shares and ArcLight Public Warrants pursuant to the IPO Registration Statement and completed on March 25, 2021.

“IPO Registration Statement” refers to ArcLight’s Registration Statement on Form S-1, filed with the SEC (File No. 333-252730), on March 22, 2021.

“NextEra” refers to Mendocino Capital, LLC, a Delaware limited liability company.

“OPAL” and “OPAL Fuels” refers to OPAL Fuels Inc., a Delaware corporation.

“OPAL Preferred Stock” refers to our shares of preferred stock, par value $0.0001 per share.

“Opco Common Units” refers to the Class B Units resulting from the re-classification of the collective Opco common units existing immediately prior to the Closing.

“Organizational Documents” refers to the Charter and the Bylaws;

“Person” means an individual, partnership, corporation, limited liability company, joint stock company, unincorporated organization or association, trust, joint venture or other similar entity, whether or not a legal entity.

“PIPE Investors” refers, collectively, to the institutional and accredited investors that entered into Subscription Agreements with ArcLight.

“Private Placement Warrants” refers to the 9,223,261 redeemable warrants that were exchanged for the ArcLight Private Placement Warrants in connection with the Closing, and which were subsequently exchanged for Class A common stock.

“Public Warrants” refers to the 6,223,233 redeemable warrants exchanged for the ArcLight Public Warrants in connection with the Closing, and which were subsequently exchanged for Class A common stock.

“Sarbanes-Oxley Act” refers to the Sarbanes-Oxley Act of 2002.

“Second A&R LLC Agreement” refers to the Second Amended and Restated Limited Liability Company Agreement of Opco.

“Securities Act” refers to the Securities Act of 1933, as amended.

“Subscription Agreements” refer to the subscription agreements (as amended from time to time) that ArcLight entered into in connection with the Business Combination Agreement, each dated as of December 2, 2021.

“Warrants” refers collectively to the Private Placement Warrants together with the Public Warrants.

In addition, the following is a glossary of key industry terms used herein:

“Biogas Conversion Projects” refers to projects derived from the recovery and processing of biogas from landfills and other non-fossil fuel sources, such as livestock and dairy farms, for beneficial use as a replacement to fossil fuels.

“Btu” refers to British thermal units.

“CNG” refers to compressed natural gas.

“Environmental Attributes” refer to federal, state and local government incentives in the United States, provided in the form of RINs, RECs, LCFS credits, rebates, tax credits and other incentives to end users, distributors, system integrators and manufacturers of renewable energy projects, that promote the use of renewable energy.

“EPA” refers to the U.S. Environmental Protection Agency.

“LCFS” refers to Low Carbon Fuel Standard or similar types of federal and state programs.

“RECs” refers to renewable energy credits.

“Renewable Power” refers to electricity generated from renewable sources.

“RFS” refers to the EPA’s Renewable Fuel Standard.

“RINs” refers to Renewable Identification Numbers.

“RNG” refers to renewable natural gas.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission (“SEC”) using a “shelf” registration process. Under this shelf registration statement, we may sell from time to time in one or more offerings of Class A common stock, preferred stock and/or warrants to purchase any of such securities, either individually or as units comprised of a combination of one or more of the other securities in one or more offerings up to a total dollar amount of $200 million. This prospectus provides you with a general description of the securities we may offer. Each time we sell any type or series of securities under this prospectus, we will provide a prospectus supplement that will contain more specific information about the terms of that offering.

This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits. We may add, update or change, in a prospectus supplement or free writing prospectus, any of the information contained in this prospectus or in the documents we have incorporated by reference into this prospectus. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. This prospectus, together with the applicable prospectus supplement, any related free writing prospectus and the documents incorporated by reference into this prospectus and the applicable prospectus supplement, will include all material information relating to the applicable offering. You should carefully read both this prospectus and the applicable prospectus supplement and any related free writing prospectus, together with the additional information described under “Where You Can Find More Information,” before buying any of the securities being offered.

We have not authorized any dealer, agent or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus, any accompanying prospectus supplement or any related free writing prospectus that we may authorize to be provided to you. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or an accompanying prospectus supplement, or any related free writing prospectus that we may authorize to be provided to you. This prospectus, the accompanying prospectus supplement and any related free writing prospectus, if any, do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus, the accompanying prospectus supplement or any related free writing prospectus, if any, constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference (as our business, financial condition, results of operations and prospects may have changed since that date), even though this prospectus, any applicable prospectus supplement or any related free writing prospectus is delivered or securities are sold on a later date.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

This prospectus may not be used to consummate sales of our securities, unless it is accompanied by a prospectus supplement. To the extent there are inconsistencies between any prospectus supplement, this prospectus and any documents incorporated by reference, the document with the most recent date will control.

As permitted by the rules and regulations of the SEC, the registration statement, of which this prospectus forms a part, includes additional information not contained in this prospectus. You may read the registration statement and the other reports we file with the SEC at the SEC’s web site or at the SEC’s offices described below under the heading “Where You Can Find More Information.”

Company References

In this prospectus “the Company,” “we,” “us,” and “our” refer to OPAL Fuels Inc., a Delaware corporation, and its subsidiaries, unless the context otherwise requires.

v

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Certain statements made in this prospectus are “forward-looking statements.” Words such as “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “would,” “future,” “propose,” “target,” “goal,” “objective,” “outlook” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside our control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Important factors, among others, that may affect actual results or outcomes include:

●	the failure to realize the benefits of the Business Combination, which may be affected by, among other things, competition, our ability to grow and manage growth profitably, maintain relationships with customers and suppliers and retain key employees;

●	our success in retaining or recruiting, our principal officers, key employees or directors;

●	intense competition and competitive pressures from other companies in the industry in which we operate;

●	increased costs of, or delays in obtaining, key components or labor for the construction and completion of landfill gas and livestock waste projects that generate electricity, and RNG, CNG and hydrogen dispensing stations;

●	factors relating to our business, operations and financial performance, including market conditions and global and economic factors beyond our control;

●	macroeconomic conditions related to the global COVID-19 pandemic;

●	the reduction or elimination of government economic incentives to the renewable energy market;

●	factors associated with companies, such as us, that are engaged in the production and integration of RNG, including (i) anticipated trends, growth rates and challenges in those businesses and in the markets in which they operate (ii) contractual arrangements with, and the cooperation of, owners and operators of landfill and livestock Biogas Conversion Project sites on which we operate our landfill gas and livestock waste projects that generate electricity and (iii) RNG prices for Environmental Attributes, low carbon fuel standard credits and other incentives;

●	the ability to identify, acquire, develop and operate renewable projects and Fueling Stations;

●	our ability to issue equity or equity-linked securities or obtain debt financing;

●	the demand for renewable energy not being sustained;

●	impacts of climate change, changing weather patterns and conditions and natural disasters;

●	the effect of legal, tax and regulatory changes; and

●	other factors detailed under the section entitled “Risk Factors.”

The forward-looking statements contained in this prospectus are based on current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading “Risk Factors” in this prospectus. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

SUMMARY

This summary highlights selected information contained elsewhere in this prospectus and does not contain all of the information you should consider when making your investment decision. Before investing in our securities, you should carefully read this entire prospectus. See also the section entitled “Where You Can Find More Information.” The definition of some of the terms used in this prospectus are set forth under the section “Selected Definitions.”

Business Overview

We are a renewable energy company specializing in the capture and conversion of biogas for the (i) production of RNG for use as a vehicle fuel for heavy and medium-duty trucking fleets, (ii) generation of Renewable Power for sale to utilities, (iii) generation and sale of Environmental Attributes associated with RNG and Renewable Power, and (iv) sales of RNG as pipeline quality natural gas. We have been an established biogas-to-energy producer in the United States, having participated in the landfill gas to energy industry for over 20 years.

Biogas is comprised of non-fossil waste gas, with high concentrations of methane, which is the primary component of RNG and the source for combustion utilized by Renewable Power plants to generate Renewable Power. Biogas can not only be collected and processed to remove impurities for use as RNG (a form of high-Btu fuel) and injected into existing natural gas pipelines as it is fully interchangeable with fossil natural gas, but partially treated biogas can be used directly in heating applications (as a form of medium-Btu fuel) or in the production of Renewable Power. The biogas is generated by microbes as they break down organic matter in the absence of oxygen. Our principal sources of biogas are (i) landfill gas, which is produced by the decomposition of organic waste at landfills and (ii) dairy manure, which is processed through anaerobic digesters to produce the biogas.

We also design, develop, construct, operate and service Fueling Stations for trucking fleets across the country that use natural gas to displace diesel as their transportation fuel. We have participated in the alternative vehicle fuels industry for approximately 12 years and have established an expanding network of Fueling Stations for dispensing RNG. In addition, we have recently begun implementing design, development, and construction services for hydrogen fueling stations, and we are pursuing opportunities to diversify its sources of biogas to other waste streams.

Additional information about us can be found in our most recent annual report on Form 10-K incorporated by reference herein together with any material changes thereto contained in subsequently filed quarterly reports on Form 10-Q.

Corporation Information

We are a Delaware corporation. Our principal executive offices are located at One North Lexington Avenue, Suite 1450, White Plains, New York 10601 and our telephone number is (914) 705-4000. Our website is www.opalfuels.com. Our website and the information contained on, or accessed through, its website are not part of this prospectus, and you should rely only on the information contained in this prospectus when making a decision as to whether to invest in our securities.

The Securities We May Offer

We may offer shares of our Class A common stock and preferred stock, and warrants to purchase any of such securities, either individually or in units, from time to time under this prospectus, together with any applicable prospectus supplement and related free writing prospectus, at prices and on terms to be determined by market conditions at the time of offering. Each time we offer securities under this prospectus, we will provide offerees with a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities being offered, including, to the extent applicable:

●	designation or classification;

●	aggregate principal amount or aggregate offering price;

●	maturity, if applicable;

●	original issue discount, if any;

●	rates and times of payment of interest or dividends, if any;

●	redemption, conversion, exchange or sinking fund terms, if any;

●	conversion or exchange prices or rates, if any, and, if applicable, any provisions for changes to or adjustments in the conversion or exchange prices or rates and in the securities or other property receivable upon conversion or exchange;

●	ranking;

●	restrictive covenants, if any;

●	voting or other rights, if any; and

●	important United States federal income tax considerations.

A prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update, or change information contained in this prospectus or in documents we have incorporated by reference. However, no prospectus supplement or free writing prospectus will offer a security that is not registered and described in this prospectus at the time of the effectiveness of the registration statement of which this prospectus is a part.

We may sell the securities to or through underwriters, dealers or agents or directly to purchasers. We, as well as any agents acting on our behalf, reserve the sole right to accept and to reject in whole or in part any proposed purchase of securities. Each prospectus supplement will set forth the names of any underwriters, dealers or agents involved in the sale of securities described in that prospectus supplement and any applicable fee, commission or discount arrangements with them, details regarding any over-allotment option granted to them, and net proceeds to us. The following is a summary of the securities we may offer with this prospectus.

Class A Common Stock

We currently have authorized 1,120,000,000 shares, consisting of 820,000,000 shares of common Stock, par value $0.0001 per share, divided into: 340,000,000 shares of Class A common stock, 160,000,000 shares of Class B common stock, 160,000,000 shares of Class C common stock, and 160,000,000 shares of Class D common stock. As of August 10, 2023, there were 27,694,332 shares of Class A common stock issued and outstanding, no shares of Class B common stock issued and outstanding, no shares of Class C common stock issued and outstanding, and 144,399,037 shares of Class D common stock issued and outstanding. We may offer shares of our Class A common stock either alone or underlying other registered securities convertible into or exercisable for our Class A common stock. Holders of our Class A common stock are entitled to such dividends as our board of directors (the “Board of Directors” or “Board”) may declare from time to time out of legally available funds, subject to the preferential rights of the holders of any shares of our preferred stock that are outstanding or that we may issue in the future. Currently, we do not pay any dividends on our Class A common stock. Each holder of our Class A common stock is entitled to one vote per share held on all matters submitted to a vote of our stockholders. In this prospectus, we provide a general description of, among other things, the rights and restrictions that apply to holders of our Class A common stock.

Preferred Stock

We currently have authorized 300,000,000 shares of preferred stock, par value $0.0001, none of which are issued and outstanding.

Any authorized and undesignated shares of preferred stock may be issued from time to time in one or more series pursuant to a resolution or resolutions providing for such issue duly adopted by our Board of Directors (authority to do so being hereby expressly vested in the Board of Directors). The Board of Directors is further authorized, subject to limitations prescribed by law, to fix by resolution or resolutions the designations, powers, preferences and rights, and the qualifications, limitations or restrictions thereof, of any wholly unissued series of preferred stock, including, without limitation, authority to fix by resolution or resolutions the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), redemption price or prices, and liquidation preferences of any such series, and the number of shares constituting any such series and the designation thereof, or any of the foregoing.

The rights, preferences, privileges, and restrictions granted to or imposed upon any series of preferred stock that we offer and sell under this prospectus and applicable prospectus supplements will be set forth in a certificate of designation relating to the series. We will incorporate by reference into the registration statement of which this prospectus is a part the form of any certificate of designation that describes the terms of the series of preferred stock we are offering before the issuance of shares of that series of preferred stock. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of preferred stock being offered, as well as the complete certificate of designation that contains the terms of the applicable series of preferred stock.

Warrants

We may offer warrants for the purchase of shares of our Class A common stock or preferred stock. We may issue the warrants by themselves or together with Class A common stock or preferred stock, and the warrants may be attached to or separate from any offered securities. Any warrants issued under this prospectus may be evidenced by warrant certificates. Warrants may be issued under a separate warrant agreement to be entered into between us and the investors or a warrant agent. Our Board of Directors will determine the terms of the warrants. This prospectus contains only general terms and provisions of the warrants. The applicable prospectus supplement will describe the particular terms of the warrants being offered thereby. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of warrants being offered, as well as the complete warrant agreements that contain the terms of the warrants. Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference into the registration statement of which this prospectus is a part from reports we file with the SEC.

Units

We may offer units consisting of our Class A common stock or preferred stock, and/or warrants to purchase any of these securities in one or more series. We may evidence each series of units by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units. This prospectus contains only a summary of certain general features of the units. The applicable prospectus supplement will describe the particular features of the units being offered thereby. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of units being offered, as well as the complete unit agreements that contain the terms of the units. Specific unit agreements will contain additional important terms and provisions and will be incorporated by reference into the registration statement of which this prospectus is a part from reports we file with the SEC.

RISK FACTORS

An investment in our securities involves a high degree of risk. This prospectus contains, and the prospectus supplement applicable to each offering of our securities will contain, a discussion of the risks applicable to an investment in our securities. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the heading “Risk Factors” in this prospectus and the applicable prospectus supplement, together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions discussed under Item 1A, “Risk Factors,” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on March 29, 2023, and incorporated herein by reference, as may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future and any prospectus supplement related to a particular offering. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. The occurrence of any of these known or unknown risks might cause you to lose all or part of your investment in the offered securities.

USE OF PROCEEDS

Except as described in any prospectus supplement and any free writing prospectus in connection with a specific offering, we currently intend to use the net proceeds from the sale of the securities offered under this prospectus for general corporate purposes, including (i) sales and marketing, (ii) operational costs, (iii) design, development, construction, operation and maintenance of renewable energy and Fueling Stations, (iv) strategic transactions and (v) working capital and other general corporate purposes. We may also use the net proceeds to repay any debts and/or invest in or acquire complementary businesses, products, or technologies, although we have no current commitments or agreements with respect to any such investments or acquisitions as of the date of this prospectus. We have not determined the amount of net proceeds to be used specifically for the foregoing purposes. As a result, our management will have broad discretion in the allocation of the net proceeds and investors will be relying on the judgment of our management regarding the application of the proceeds of any sale of the securities. Pending use of the net proceeds, we intend to invest the proceeds in short-term, investment-grade, interest-bearing instruments.

Each time we offer securities under this prospectus, we will describe the intended use of the net proceeds from that offering in the applicable prospectus supplement. The actual amount of net proceeds we spend on a particular use will depend on many factors, including, our future capital expenditures, the amount of cash required by our operations, and our future revenue growth, if any. Therefore, we will retain broad discretion in the use of the net proceeds.

DESCRIPTION OF CAPITAL STOCK

The following description of OPAL’s capital stock is only a summary, and it does not contain all the information that may be important to you. For a complete description of the matters set forth in this section, you should refer to the Charter, the Bylaws, the Second A&R LLC Agreement, the Investor Rights Agreement, and to the applicable provisions of Delaware law.

Authorized Capitalization

The total number of shares of all classes of stock that OPAL has the authority to issue is 1,120,000,000 shares, consisting of:

●	820,000,000 shares of Common Stock, par value of $0.0001 per share, divided into:

●	340,000,000 shares of Class A common stock;

●	160,000,000 shares of Class B common stock;

●	160,000,000 shares of Class C common stock; and

●	160,000,000 shares of Class D common stock; and

●	300,000,000 shares of OPAL Preferred Stock, par value $0.0001 per share.

Common Stock

Class A common stock

As of August 10, 2023, we had 27,694,332 shares of Class A common stock issued and outstanding.

Voting Rights. Each holder of Class A common stock is entitled to one vote for each share of Class A common stock held of record by such holder on all matters on which stockholders generally are entitled to vote. Further, the holders of the outstanding shares of Class A common stock are entitled to vote separately upon any amendment to the Charter (including by merger, consolidation, reorganization or similar event) that would alter or change the powers, preferences or special rights of such series of Common Stock in a manner that is disproportionately adverse as compared to the Class B common stock, the Class C common stock and the Class D common stock.

To the fullest extent permitted by law, holders of shares of each class of the Common Stock, as such, have no voting power with respect to, and are not entitled to vote on, any amendment to the Charter (including any certificate of designations relating to any series of OPAL Preferred Stock) that relates solely to the rights, powers, preferences (or the qualifications, limitations or restrictions thereof) or other terms of one or more outstanding series of OPAL Preferred Stock if the holders of such affected series of OPAL Preferred Stock are entitled, either separately or together with the holders of one or more other such series, to vote thereon under the Charter (including any certificate of designations relating to any series of OPAL Preferred Stock) or under the Delaware General Corporation Law (the “DGCL”).

Dividends; Stock Splits or Combinations. Subject to applicable law and the rights, if any, of the holders of any outstanding series of OPAL Preferred Stock or any class or series of stock having a preference senior to or the right to participate with the Class A common stock and the Class C common stock with respect to the payment of dividends, dividends and other distributions of cash, stock or property may be declared and paid on the shares of Class A common stock and the shares of Class C common stock out of the assets of OPAL that are by law available therefor, at the times and in the amounts as our board of directors in its discretion may determine.

In no event will any stock dividend, stock split, reverse stock split, combination of stock, reclassification or recapitalization be declared or made on any series of Common Stock (each, a “Stock Adjustment”) unless:

(a)	a corresponding Stock Adjustment for all other series of Common Stock not so adjusted at the time outstanding is made in the same proportion and the same manner; and

(b)	the Stock Adjustment has been reflected in the same economically equivalent manner on all Class A Units (as defined in the Second A&R LLC Agreement).

Stock dividends with respect to each class of Common Stock may only be paid with shares of stock of the same series of Common Stock.

Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding-up of the affairs of OPAL, after payment or provision for payment of the debts and other liabilities of OPAL and of the preferential and other amounts to which the holders of OPAL Preferred Stock are entitled, if any, the holders of all outstanding shares of Class A common stock and Class C common stock will be entitled to receive, pari passu, an amount per share equal to the par value thereof, and thereafter the holders of all outstanding shares of Class A common stock and Class C common stock will be entitled to receive the remaining assets of OPAL available for distribution ratably in proportion to the number of shares of Class A common stock and Class C common stock, which shall be treated as a single class.

Class B common stock

As of July 31, 2023, we had no shares of Class B common stock issued and outstanding. Shares of Class B common stock may, together with the corresponding Class B Units (as defined in the Second A&R LLC Agreement), be exchanged for shares of Class A common stock pursuant to the Second A&R LLC Agreement.

Voting Rights. Each holder of Class B common stock will be entitled to one vote for each share of Class B common stock held of record by such holder on all matters on which stockholders generally are entitled to vote. Further, the holders of the outstanding shares of Class B common stock will be entitled to vote separately on any amendment to the Charter (including by merger, consolidation, reorganization or similar event) that would alter or change the powers, preferences or special rights of such series of Common Stock in a manner that is disproportionately adverse as compared to the Class A common stock, the Class C common stock and the Class D common stock.

Dividends; Stock Splits or Combinations. Dividends of cash or property may not be declared or paid on shares of Class B common stock.

Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding-up of the affairs of OPAL, after payment or provision for payment of the debts and other liabilities of OPAL and of the preferential and other amounts to which the holders of OPAL Preferred Stock are entitled, if any, the holders of shares of Class B common stock will not be entitled to receive, with respect to such shares, any assets of OPAL in excess of the par value thereof. Notwithstanding the foregoing, the holders of Class B common stock will have the right to exchange their shares of Class B common stock, together with the corresponding Class B Units constituting the remainder of any Paired Interests (as defined in the Charter) in which such shares are included, for shares of Class A common stock in accordance with the Second A&R LLC Agreement (or for the consideration payable in respect of shares of Class A common stock in such voluntary or involuntary liquidation, dissolution or winding-up).

Subscription Rights. To the extent Class B Units are issued pursuant to the Second A&R LLC Agreement to any stockholder of OPAL other than a Qualified Stockholder (as defined in the Charter), such stockholder shall have the right to subscribe for an equivalent number of shares of Class B common stock (subject to adjustment as set forth in the Charter) in exchange for a payment in cash equal to the aggregate par value of such shares of Class B common stock.

Class C common stock

As of July 31, 2023, we did not have any shares of Class C common stock issued and outstanding. Shares of Class C common stock may be converted to shares of Class A common stock, as discussed further below.

Voting Rights. Each holder of Class C common stock will be entitled to five votes for each share of Class C common stock held of record by such holder on all matters on which stockholders generally are entitled to vote. Further, the holders of the outstanding shares of Class C common stock will be entitled to vote separately upon any amendment to the Charter (including by merger, consolidation, reorganization or similar event) that would alter or change the powers, preferences or special rights of such series of Common Stock in a manner that is disproportionately adverse as compared to the Class A common stock, the Class B common stock and the Class D common stock.

Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding-up of the affairs of OPAL, after payment or provision for payment of the debts and other liabilities of OPAL and of the preferential and other amounts to which the holders of OPAL Preferred Stock are entitled, if any, the holders of all outstanding shares of Class A common stock and Class C common stock will be entitled to receive, pari passu, an amount per share equal to the par value thereof, and thereafter the holders of all outstanding shares of Class A common stock and Class C common stock will be entitled to receive the remaining assets of OPAL available for distribution ratably in proportion to the number of shares of Class A common stock and Class C common stock, which shall be treated as a single class.

Conversion.

a.	Voluntary Conversion. Each share of Class C common stock shall be convertible into one share of Class A common stock at the option of the holder thereof, at any time upon written notice to OPAL; provided that, for the avoidance of doubt, any such holder of shares of Class C common stock may in such written notice to OPAL specify that such conversion into shares of Class A common stock shall be contingent upon the consummation of one or more sale or other transfer transactions.

b.	Automatic Conversion. Each share of Class C common stock shall automatically, without any further action, convert into one share of Class A common stock upon a Transfer (as defined in the Charter), other than a Transfer to a Qualified Stockholder (as defined in the Charter).

Class D common stock

As of July 31, 2023, we had 144,399,037 shares of Class D common stock issued and outstanding. Shares of Class D common stock may be converted into shares of Class B common stock pursuant to the Charter. Further, shares of Class D common stock, together with the corresponding Class B Units may be exchanged for shares of Class C common stock pursuant to the Second A&R LLC Agreement.

Voting Rights. Each holder of Class D common stock will be entitled to five votes for each share of Class D common stock held of record by such holder on all matters on which stockholders generally are entitled to vote. Further, the holders of the outstanding shares of Class D common stock will be entitled to vote separately upon any amendment to the Charter (including by merger, consolidation, reorganization or similar event) that would alter or change the powers, preferences or special rights of such series of Common Stock in a manner that is disproportionately adverse as compared to the Class A common stock, the Class B common stock and the Class C common stock.

Dividends; Stock Splits and Combinations. Dividends of cash or property may not be declared or paid on shares of Class D common stock.

Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding-up of the affairs of OPAL, after payment or provision for payment of the debts and other liabilities of OPAL and of the preferential and other amounts to which the holders of OPAL Preferred Stock are entitled, if any, the holders of shares of Class D common stock will not be entitled to receive, with respect to such shares, any assets of OPAL in excess of the par value thereof. Notwithstanding the foregoing, the holders of Class D common stock will have the right to exchange their shares of Class D common stock, together with the corresponding Class B Units constituting the remainder of any Paired Interests in which such shares are included, for shares of Class C common stock in accordance with the Second A&R LLC Agreement (or for the consideration payable in respect of shares of Class C common stock in such voluntary or involuntary liquidation, dissolution or winding-up).

Subscription Rights. To the extent that Class B Units are issued pursuant to the Second A&R LLC Agreement to any Qualified Stockholder, such Qualified Stockholder shall have the right to subscribe for an equivalent number of shares of Class D common stock (subject to adjustment as set forth in the Charter) in exchange for a payment in cash equal to the aggregate par value of such shares of Class D common stock.

Conversion.

a.	Voluntary Conversion. Each share of Class D common stock shall be convertible into one share of Class B common stock at the option of the holder thereof at any time upon written notice to OPAL; provided that, for the avoidance of doubt, any such holder of shares of Class D common stock may in such written notice to OPAL specify that such conversion into shares of Class B common stock shall be contingent upon the consummation of one or more sale or other transfer transactions. Further, shares of Class D common stock, together with the corresponding Class B Units may be exchanged for shares of Class C common stock pursuant to the Second A&R LLC Agreement.

b.	Automatic Conversion. Each share of Class D common stock shall automatically, without any further action, convert into one share of Class B common stock upon a Transfer, other than a Transfer to a Qualified Stockholder.

Cancellation of Class B common stock and Class D common stock

No holder of Class B common stock or Class D common stock may transfer shares of Class B common stock or Class D common stock, respectively, to any person unless such holder transfers a corresponding number of Class B Units to the same person in accordance with the provisions of the Second A&R LLC Agreement. If any outstanding shares of Class B common stock or Class D common stock ceases to be held by a holder of the corresponding Class B Unit, such shares of Class B common stock or Class D common stock, respectively, will automatically and without further action on the part of OPAL or any holder of Class B common stock or Class D common stock, respectively, be transferred to OPAL for no consideration and shall be cancelled.

OPAL Preferred Stock

Our board of directors is expressly authorized, subject to any limitations prescribed by the laws of the State of Delaware, by resolution or resolutions adopted from time to time, to provide for the issuance of shares of OPAL Preferred Stock in one or more series, and, by filing a certificate of designation pursuant to the applicable laws of the State of Delaware, to establish from time to time the number of shares of OPAL Preferred Stock to be included in each such series, to fix the designation, vesting, powers (including voting powers), preferences and relative, participating, optional or other special rights (and the qualifications, limitations or restrictions thereof) of the shares of each such series and to increase (but not above the total number of authorized shares of the OPAL Preferred Stock) or decrease (but not below the number of shares of such series then outstanding) the number of shares of OPAL Preferred Stock of any such series.

Except as otherwise expressly provided in any certificate of designation designating any series of OPAL Preferred Stock, (i) any new series of OPAL Preferred Stock may be designated, fixed and determined as provided by the Charter by our board of directors without approval of the holders of Common Stock or the holders of OPAL Preferred Stock, or any series thereof, and (ii) any such new series may have powers, preferences and rights, including, without limitation, voting rights, dividend rights, liquidation rights, redemption rights and conversion rights, senior to, junior to or pari passu with the rights of the Common Stock, the OPAL Preferred Stock or any future class or series of OPAL Preferred Stock or Common Stock.

Authorized But Unissued OPAL Capital Stock

As it relates to Class A common stock, we will at all times reserve and keep available out of its authorized and unissued shares of Class A common stock, (i) solely for the purpose of the issuance in connection with the exchange of Paired Interests, the number of shares of Class A common stock that are issuable upon the exchange of all outstanding Paired Interests which consist of Class B common stock and Class B Units pursuant to the Second A&R LLC Agreement and (ii) solely for the purpose of the issuance in connection with the conversion of shares of all outstanding Class C common stock (including all shares of Class C common stock issuable upon the exchange of Paired Interests which consist of Class D common stock and Class B Units pursuant to the Second A&R LLC Agreement) into shares of Class A common stock pursuant to the Charter, the number of shares of Class A common stock that are issuable upon such conversion.

As it relates to Class B common stock, we will at all times reserve and keep available out of its authorized and unissued shares of Class B common stock, solely for the purpose of the issuance in connection with the conversion of shares of all outstanding Class D common stock into shares of Class B common stock pursuant to the Charter, the number of shares of Class B common stock that are issuable upon such conversion.

As it relates to Class C common stock, we will at all times reserve and keep available out of its authorized and unissued shares of Class C common stock, solely for the purpose of the issuance in connection with the exchange of Paired Interests which consist of Class D common stock and Class B Units, the number of shares of Class C common stock that are issuable upon the exchange of all outstanding Paired Interests which consist of Class D common stock and Class B Units, pursuant to the Second A&R LLC Agreement.

Anti-Takeover Effects of Provisions of Delaware Law and the Organizational Documents

Certain provisions of the Organizational Documents could discourage potential acquisition proposals and could delay or prevent a change in control. These provisions are intended to enhance the likelihood of continuity and stability in the composition of our board of directors and in the policies formulated by our board of directors and to discourage certain types of transactions that may involve an actual or threatened change of control. These provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal or proxy fight. Such provisions could have the effect of discouraging others from making tender offers for our shares and, as a consequence, they also may inhibit fluctuations in the market price of Class A common stock that could result from actual or rumored takeover attempts. Such provisions also may have the effect of preventing changes in our management or delaying or preventing a transaction that might benefit you or other minority stockholders.

These provisions include:

Action by Written Consent; Special Meeting of Stockholder. Subject to, with respect to the OPAL Preferred Stock, the terms of any series of OPAL Preferred Stock, (i) for so long as the holders of shares of Class C common stock and Class D common stock beneficially own, directly or indirectly, a majority of the total voting power of stock entitled to vote generally in election of directors, any action that is required or permitted to be taken by the stockholders of we may be effected by consent in lieu of a meeting and (ii) if the holders of shares of Class C common stock and Class D common stock do not beneficially own, directly or indirectly, a majority of the total voting power of stock entitled to vote generally in election of directors, any action required or permitted to be taken by the stockholders of OPAL must be effected at a duly called annual or special meeting of the stockholders and may not be effected by any consent in lieu of a meeting.

Subject to any special rights of the holders of any series of OPAL Preferred Stock and the requirements of applicable law, a special meetings of stockholders may be called only by the chairperson of our board of directors, the vice chairperson of our board of directors, the chief executive officer or at the direction of our board of directors pursuant to a written resolution adopted by a majority of the total number of directors that we would have if there were no vacancies, and the ability of the stockholders or any other Persons to call a special meeting of the stockholders is specifically denied.

Election and Removal of Directors. Subject to any limitations imposed by applicable law and except for additional directors of OPAL elected by the holders of any series of OPAL Preferred Stock as provided for or fixed pursuant to the Charter, any director of OPAL or the entire board of directors may be removed from office at any time, with or without cause, by the affirmative vote of the holders of at least a majority of the total voting power of the outstanding shares of capital stock of OPAL entitled to vote generally in the election of directors of OPAL, voting together as a single class. In case our board of directors or any one or more directors of OPAL should be so removed, any new directors of OPAL shall, unless our board of directors determines by resolution that any such vacancies shall be filled by the stockholders and except as otherwise provided by applicable law, be filled only by the affirmative vote of a majority of the remaining directors of OPAL then in office, even if less than a quorum of our board of directors, and not by the stockholders.

Other Limitations on Stockholder Actions. Our Bylaws also impose some procedural requirements on stockholders who wish to:

●	make nominations in the election of directors; or

●	propose any other business to be brought before an annual meeting of stockholders.

Under these procedural requirements, in order to bring a proposal of business before an annual meeting of stockholders, a stockholder must deliver timely written notice of a proposal pertaining to a proper matter for stockholder action at the annual meeting to OPAL’s secretary containing, among other things, the following:

●	the name and record address of each stockholder proposing business, as they appear in OPAL’s books;

●	the class or series and number of shares of stock of OPAL, directly or indirectly, held of record and beneficially by the Proponent or Stockholder Associated Person, as such terms are defined in the Bylaws;

●	the names of all persons with whom the stockholder is acting in concert and a description of all arrangements and understandings with those persons;

●	a description of any agreement, arrangement or understanding reached with respect to shares of our stock, such as any derivative or short positions, profit interests, options, hedging transactions, warrant, convertible security, stock appreciation right or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class of securities and/or borrowed or loaned shares;

●	a description of the business or nomination to be brought before the meeting, the text of the proposal and the reasons for conducting such business at the meeting; and

●	any material interest of the Proponent or Stockholder Associated Person in such business.

Our Bylaws also set out the timeliness requirements for delivery of such notice.

In order to submit a nomination for our board of directors, a stockholder must also submit any information with respect to the nominee that we would be required to include in a proxy statement, as well as some other information. If a stockholder fails to follow the required procedures, the stockholder’s proposal or nominee will be ineligible and will not be voted on by our stockholders.

Limitation on Liability and Indemnification of Officers and Directors

The Organizational Documents provide indemnification for OPAL’s directors and officers to the fullest extent permitted by the DGCL.

Indemnification Agreements

On July 21, 2022, we entered into certain Indemnification Agreements (“Indemnification Agreements”) with each of our directors and executive officers pursuant to which, subject to certain exceptions, we shall indemnify our directors and executive officers for all reasonable and documented direct and indirect expenses, including attorneys’ fees, paid or incurred by such officer or director in connection with the investigation, defense or appeal of, or being a witness or otherwise involved in, a Proceeding (as defined in the Indemnification Agreements), or establishing or enforcing a right to indemnification under such agreement, Section 145 of the DGCL or otherwise (the “Expenses”). Pursuant to the Indemnification Agreements, in the event an officer or director who was or is a party to or witness in or is threatened to be made a party to or witness in any Proceeding with respect such officer’s or director’s service for us or a subsidiary or affiliate as an Indemnifiable Person (as defined in the Indemnification Agreements), or by reason of anything done or not done, or any act or omission, by such officer or director in any such capacity, we shall indemnify such officer and director from and against any and all Expenses and Other Liabilities (as defined in the Indemnification Agreements) incurred by such officer and director in connection with such Proceeding to the fullest extent not prohibited by the provisions of our Bylaws and the DGCL. Furthermore, pursuant to the Indemnification Agreements, we shall, subject to certain exception, at the request of an officer or director, advance all Expenses incurred by such officer or director prior to the final disposition of a Proceeding.

Exclusive Forum

The Charter provides that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall (or, if and only if the Court of Chancery of the State of Delaware lacks subject matter jurisdiction, any state court located within the State of Delaware or, if and only if all such state courts lack subject matter jurisdiction, the federal district court for the District of Delaware), and any appellate court thereof shall, to the fullest extent permitted by applicable law, be the sole and exclusive forum for the following types of actions or proceedings under Delaware statutory or common law: (i) any derivative action, suit or proceeding brought on our behalf of; (ii) any action, suit or proceeding (including any class action) asserting a claim of breach of a fiduciary duty owed by any current or former director, officer, other employee, agent or stockholder of OPAL to OPAL or OPAL’s stockholders; (iii) any action, suit or proceeding (including any class action) asserting a claim against OPAL or any current or former director, officer, other employee, agent or stockholder of OPAL arising out of or pursuant to any provision of the DGCL, the Charter or the Bylaws (as each may be amended from time to time); (iv) any action, suit or proceeding (including any class action) to interpret, apply, enforce or determine the validity of our Charter or Bylaws (including any right, obligation or remedy thereunder); (v) any action, suit or proceeding as to which the DGCL confers jurisdiction to the Court of Chancery of the State of Delaware; or (vi) any action asserting a claim against us or any director, officer or other employee governed by the internal affairs doctrine, in all cases to the fullest extent permitted by law and subject to the court having personal jurisdiction over the indispensable parties named as defendants. The exclusive forum provisions of the Charter shall not apply to suits brought to enforce a duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction.

If any action, the subject matter of which is within the scope of the exclusive forum provisions of the Charter, is filed in a court other than a court located within the State of Delaware (a “Foreign Action”) in the name of any stockholder, such stockholder shall be deemed to have consented to (i) the personal jurisdiction of the state and federal courts located within the State of Delaware in connection with any action brought in any such court to enforce the exclusive forum provisions of the Charter (an “Enforcement Action”) and (ii) having service of process made upon such stockholder in any such Enforcement Action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder.

Any person or entity purchasing, holding, owning or otherwise acquiring any interest in any of our securities shall be deemed to have notice of and to have consented to the exclusive forum provisions of the Charter.

Investor Rights Agreement

At the Closing, Opco, Ares, Hillman and the Class B shareholders (collectively the “OPAL Holders”) entered into the Investor Rights Agreement, pursuant to which, among other things, (i) ArcLight and Sponsor agreed to terminate the Registration and Shareholder Rights Agreement, dated as of March 25, 2021, entered into by them in connection with ArcLight’s IPO, (ii) we agreed to provide the OPAL Holders certain registration rights with respect to certain shares of Class A common stock held by them or otherwise issuable to them pursuant to the Business Combination Agreement, Second A&R LLC Agreement or the Charter and (iii) the OPAL Holders agreed not to transfer, sell, assign or otherwise dispose of their shares of Class A common stock for up to 180 days following the closing of the Business Combination, subject to certain exceptions.

Transfer Agent

The transfer agent for OPAL’s Common Stock is Continental Transfer & Trust Company.

Listing of Common Stock

The shares of Class A common stock are listed on Nasdaq under the symbol “OPAL”.

DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplements and free writing prospectuses, summarizes the material terms and provisions of the warrants that we may offer under this prospectus, which may consist of warrants to purchase Class A common stock or preferred stock and may be issued in one or more series. Warrants may be offered independently or together with Class A common stock or preferred stock offered by any prospectus supplement, and may be attached to or separate from those securities. While the terms we have summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe the particular terms of any series of warrants that we may offer in more detail in the applicable prospectus supplement and any applicable free writing prospectus. The terms of any warrants offered under a prospectus supplement may differ from the terms described below. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.

We may issue the warrants under a warrant agreement that we will enter into with a warrant agent to be selected by us. If selected, the warrant agent will act solely as an agent of ours in connection with the warrants and will not act as an agent for the holders or beneficial owners of the warrants. If applicable, we will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a Current Report on Form 8-K that we file with the SEC, the form of warrant agreement, including a form of warrant certificate, that describes the terms of the particular series of warrants we are offering before the issuance of the related series of warrants. The following summaries of material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to a particular series of warrants. We urge you to read the applicable prospectus supplement and any applicable free writing prospectus related to the particular series of warrants that we sell under this prospectus, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants.

General

We will describe in the applicable prospectus supplement the terms relating to a series of warrants, including:

●	the offering price and aggregate number of warrants offered;

●	the currency for which the warrants may be purchased;

●	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

●	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

●	in the case of warrants to purchase Class A common stock or preferred stock, the number of shares of Class A common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

●	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreements and the warrants;

●	the terms of any rights to redeem or call the warrants;

●	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

●	the dates on which the right to exercise the warrants will commence and expire;

●	the manner in which the warrant agreements and warrants may be modified;

●	United States federal income tax consequences of holding or exercising the warrants;

●	the terms of the securities issuable upon exercise of the warrants; and

●	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including, in the case of warrants to purchase common stock or preferred stock, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to us or the warrant agent as applicable.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Enforceability of Rights by Holders of Warrants

If selected, each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

DESCRIPTION OF UNITS

The following description, together with the additional information we may include in any applicable prospectus supplements and free writing prospectuses, summarizes the material terms and provisions of the units that we may offer under this prospectus.

While the terms we have summarized below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a Current Report on Form 8-K that we file with the SEC, the form of unit agreement that describes the terms of the series of units we are offering, and any supplemental agreements, before the issuance of the related series of units. The following summaries of material terms and provisions of the units are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement and any supplemental agreements applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the particular series of units that we sell under this prospectus, as well as the complete unit agreement and any supplemental agreements that contain the terms of the units.

General

We may issue units comprised of shares of Class A common stock, shares of preferred stock and warrants in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

We will describe in the applicable prospectus supplement the terms of the series of units, including:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any provisions of the governing unit agreement that differ from those described below; and

●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Capital Stock” and “Description of Warrants” will apply to each unit and to any common stock, preferred stock, or warrant included in each unit, respectively.

Unit Agent

The name and address of the unit agent, if any, for any units we offer will be set forth in the applicable prospectus supplement.

Issuance in Series

We may issue units in such amounts and in numerous distinct series as we determine.

Enforceability of Rights by Holders of Units

Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

We, the unit agents and any of their agents may treat the registered holder of any unit certificate as an absolute owner of the units evidenced by that certificate for any purpose and as the person entitled to exercise the rights attaching to the units so requested, despite any notice to the contrary. See “Legal Ownership of Securities.”

LEGAL OWNERSHIP OF SECURITIES

We can issue securities in registered form or in the form of one or more global securities. We describe global securities in greater detail below. We refer to those persons who have securities registered in their own names on the books that we or any applicable depositary or warrant agent maintain for this purpose as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names, as “indirect holders” of those securities. As we discuss below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.

Book-Entry Holders

We may issue securities in book-entry form only, as we will specify in the applicable prospectus supplement. This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, which are referred to as participants, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

Only the person in whose name a security is registered is recognized as the holder of that security. Global securities will be registered in the name of the depositary or its participants. Consequently, for global securities, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

As a result, investors in a global security will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not legal holders, of the securities.

Street Name Holders

We may terminate a global security or issue securities that are not issued in global form. In these cases, investors may choose to hold their securities in their own names or in “street name.” Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

For securities held in street name, we or any applicable depositary will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we or any such depositary will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not legal holders, of those securities.

Legal Holders

Our obligations run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.

For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with its participants or customers or by law, to pass it along to the indirect holders but does not do so. Whether and how the legal holders contact the indirect holders is up to the legal holders.

Special Considerations for Indirect Holders

If you hold securities through a bank, broker or other financial institution, either in book-entry form because the securities are represented by one or more global securities or in street name, you should check with your own institution to find out:

●	how it handles securities payments and notices;

●	whether it imposes fees or charges;

●	how it would handle a request for the holders’ consent, if ever required;

●	whether and how you can instruct it to send you securities registered in your own name so you can be a legal holder, if that is permitted in the future;

●	how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

●	if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

Global Securities

A global security is a security that represents one or any other number of individual securities held by a depositary. Generally, all securities represented by the same global securities will have the same terms.

Each security issued in book-entry form will be represented by a global security that we issue to, deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, NY, known as DTC, will be the depositary for all securities issued in book-entry form.

A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under “— Special Situations When A Global Security Will Be Terminated.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and legal holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a legal holder of the security, but only an indirect holder of a beneficial interest in the global security.

If the prospectus supplement for a particular security indicates that the security will be issued as a global security, then the security will be represented by a global security at all times unless and until the global security is terminated. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations For Global Securities

As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize an indirect holder as a holder of securities and instead deal only with the depositary that holds the global security.

If securities are issued only as global securities, an investor should be aware of the following:

●	an investor cannot cause the securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;

●	an investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe above;

●	an investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;

●	an investor may not be able to pledge his or her interest in the global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

●	the depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in the global security. We have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in the global security. We also do not supervise the depositary in any way;

●	the depositary may, and we understand that DTC will, require that those who purchase and sell interests in the global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well; and

●	financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in the global security, may also have their own policies affecting payments, notices and other matters relating to the securities. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

Special Situations When A Global Security Will Be Terminated

In a few special situations described below, a global security will terminate and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in securities transferred to their own names, so that they will be direct holders. We have described the rights of holders and street name investors above.

A global security will terminate when the following special situations occur:

●	if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days; or

●	if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived.

The applicable prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the prospectus supplement. When a global security terminates neither the depositary, nor us, is responsible for deciding the names of the institutions that will be the initial direct holders.

PLAN OF DISTRIBUTION

We may sell the securities being offered hereby in one or more of the following ways from time to time:

●	through agents to the public or to investors;

●	to underwriters for resale to the public or to investors;

●	negotiated transactions;

●	block trades;

●	directly to investors; or

●	through a combination of any of these methods of sale.

As set forth in more detail below, the securities may be distributed from time to time in one or more transactions:

●	at a fixed price or prices, which may be changed;

●	at market prices prevailing at the time of sale;

●	at prices related to such prevailing market prices; or

●	at negotiated prices.

We will set forth in a prospectus supplement the terms of that particular offering of securities, including:

●	the name or names of any agents or underwriters;

●	the purchase price of the securities being offered and the proceeds we will receive from the sale;

●	any over-allotment options under which underwriters may purchase additional securities from us;

●	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

●	any initial public offering price;

●	any discounts or concessions allowed or re-allowed or paid to dealers; and

●	any securities exchanges or markets on which such securities may be listed.

Only underwriters named in an applicable prospectus supplement are underwriters of the securities offered by that prospectus supplement.

If underwriters are used in an offering, we will execute an underwriting agreement with such underwriters and will specify the name of each underwriter and the terms of the transaction (including any underwriting discounts and other terms constituting compensation of the underwriters and any dealers) in a prospectus supplement. The securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more investment banking firms or others, as designated. If an underwriting syndicate is used, the managing underwriter(s) will be specified on the cover of the prospectus supplement. If underwriters are used in the sale, the offered securities will be acquired by the underwriters for their own accounts and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time. Unless otherwise set forth in the prospectus supplement, the obligations of the underwriters to purchase the offered securities will be subject to conditions precedent and the underwriters will be obligated to purchase all of the offered securities if any are purchased.

We may grant to the underwriters options to purchase additional securities to cover over-allotments, if any, at the public offering price, with additional underwriting commissions or discounts, as may be set forth in a related prospectus supplement. The terms of any over-allotment option will be set forth in the prospectus supplement for those securities.

If we use a dealer in the sale of the securities being offered pursuant to this prospectus or any prospectus supplement, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. The names of the dealers and the terms of the transaction will be specified in a prospectus supplement.

We may sell the securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, any agent will act on a best-efforts basis for the period of its appointment.

We may authorize agents or underwriters to solicit offers by institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

In connection with the sale of the securities, underwriters, dealers or agents may receive compensation from us or from purchasers of the common stock for whom they act as agents in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the securities, and any institutional investors or others that purchase common stock directly and then resell the securities, may be deemed to be underwriters, and any discounts or commissions received by them from us and any profit on the resale of the common stock by them may be deemed to be underwriting discounts and commissions under the Securities Act.

We may provide agents and underwriters with indemnification against particular civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to such liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties (including the writing of options), or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with such a transaction, the third parties may, pursuant to this prospectus and the applicable prospectus supplement, sell securities covered by this prospectus and the applicable prospectus supplement. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and the applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement or in a post-effective amendment.

To facilitate an offering of a series of securities, persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the market price of the securities. This may include over-allotments or short sales of the securities, which involves the sale by persons participating in the offering of more securities than have been sold to them by us. In those circumstances, such persons would cover such over-allotments or short positions by purchasing in the open market or by exercising the over-allotment option granted to those persons. In addition, those persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to underwriters or dealers participating in any such offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time. We make no representation or prediction as to the direction or magnitude of any effect that the transactions described above, if implemented, may have on the price of our securities.

Unless otherwise specified in the applicable prospectus supplement, each class or series of securities will be a new issue with no established trading market, other than our Class A common stock, which is listed on The Nasdaq Capital Market. We may elect to list any other class or series of securities on any exchange or market, but we are not obligated to do so. It is possible that one or more underwriters may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for any of the securities.

In order to comply with the securities laws of some U.S. states or territories, if applicable, the securities offered pursuant to this prospectus will be sold in those states only through registered or licensed brokers or dealers. In addition, in some states securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and complied with.

Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of these activities at any time.

Any underwriters who are qualified market makers on The Nasdaq Capital Market may engage in passive market making transactions in the securities on The Nasdaq Capital Market in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security. If all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.

LEGAL MATTERS

The validity of the issuance of the securities offered hereby will be passed upon for us by Sheppard, Mullin, Richter & Hampton LLP, New York, NY. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements as of December 31, 2022 and for each of the two years in the period ended December 31, 2022, incorporated by reference in this Prospectus and in the Registration Statement have been so incorporated in reliance on the report of BDO USA, LLP (n/k/a BDO USA, P.A.), an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities offered by this prospectus. This prospectus, which forms a part of such registration statement, does not contain all of the information included in the registration statement or the exhibits thereto. For further information pertaining to us and our securities, you should refer to the registration statement and to its exhibits. The registration statement has been filed electronically and may be obtained in any manner listed below. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement or a report we file under the Exchange Act, you should refer to the copy of the contract or document that has been filed. Each statement in this prospectus relating to a contract or document filed as an exhibit to a registration statement or report is qualified in all respects by the filed exhibit.

We also file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov and on our website, free of charge, at www.opalfuels.com. The information contained on, or that may be accessed through or that is hyperlinked to, our website is not part of, and is not incorporated into, this prospectus. You may inspect a copy of the registration statement through the SEC’s website, as provided herein.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information about us by referring to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus. This prospectus incorporates by reference the documents and reports listed below other than portions of these documents that are furnished under Item 2.02 or Item 7.01 of a current report on Form 8–K:

●	our annual report on Form 10–K for the fiscal year ended December 31, 2022, filed with the SEC on March 29, 2023;

●	our quarterly report on Form 10–Q for the three months ended March 31, 2023, filed with the SEC on May 15, 2023;

●	our current reports on Form 8–K filed with the SEC on April 5, 2023, April 19, 2023, May 8, 2023, June 2, 2023, June 23, 2023 and June 29, 2023; and

●	our definitive proxy filed with the SEC on May 9, 2023.

In addition, all documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, shall be deemed to be incorporated by reference in this prospectus and to be a part hereof from the date of filing of such documents. In addition, all reports and other documents filed by us pursuant to the Exchange Act after the date of the initial registration statement and prior to effectiveness of the registration statement shall be deemed to be incorporated by reference into this prospectus. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any subsequently filed document that also is or is deemed to be incorporated by reference herein, as the case may be, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

Copies of the documents incorporated herein by reference may be obtained on our website at www.opalfuels.com. The information on our website is not incorporated by reference into this prospectus. These documents are also available on the SEC’s website at http://www.sec.gov.

We will provide, without charge, to any person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon oral or written request of such person, a copy of any or all of the documents that have been incorporated by reference in this prospectus but not delivered with the prospectus, including any exhibits to such documents that are specifically incorporated by reference in those documents.

Please make your request by writing or telephoning us at the following address or telephone number:

OPAL Fuels Inc.

One North Lexington Avenue

Suite 1450

White Plains, New York 10601

Telephone: (914) 705-4000

Up to $75,000,000

OPAL FUELS INC.

Class A Common Stock

PROSPECTUS SUPPLEMENT

B. Riley Securities	Cantor	Stifel

November 17, 2023